REI Capital Income LLC

970 Summer Street, Stamford, CT 06905

Sponsored by
REI Capital Management, LLC

As filed with the Securities and Exchange Commission on May 17, 2022

Preliminary* Offering Circular

*After Filing, Before Qualification 230.254

REI Capital Income LLC, “REICI”, a Delaware limited liability company, makes this Offering statement (the “Offering”) pursuant to Regulation A+, Form 1-A, filed with the Securities and Exchange Commission. REI Capital Income LLC is an “Emerging Growth Company” and as a “Smaller Reporting Company” both as defined in the Securities Act of 1933.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of this Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are offering 750,000 digitized bond securities of the Company (“REICI Bonds”, or “Bonds” – refer to Section 4, herein), having a coupon of 5.5% over a term of 15 years (the “Offering”) through our Manager, REI Capital Management, LLC. Purchasers become Bondholders in REICI upon acceptance by our Manager. The Manager reserves the right to accept or reject any subscription and require a minimum investment amount or limit the maximum investment amount. Currently, there is no limit minimum. The Manager may or may not raise the maximum dollar amount during the lifetime of REICI. See: “REICI BONDS” for the full description. When a subscription has been accepted, all subscription payments are available to REICI to make “First Lien” notes, secured by U.S. Commercial Real Estate or for working capital. There are no provisions for return of funds once a subscription has been accepted. No commissions or finders fees will be paid. This Offering terminates after the Maximum Dollar Amount of this Offering has been received. For the description of Risk Factors, please refer to Section 2, herein. Sale to the Public shall commence upon qualification of this Offering by the Commission.

Common Bonds	Price to Investors		Sellers’ Commissions		Proceeds to the Fund
Per REICI Bond		$100.00		$0.00		$100.00
Minimum Dollar Amount	$	N/A	$	N/A	$	N/A
Maximum Dollar Amount		$75,000,000		$0.00		$75,000,000

Offering Summary

REICI is hereby offering to Investors an opportunity to purchase Non-voting REICI Bonds (“REICI Bonds”) as a “Digital Securities Offering” (“DSO”).

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Limited Liability Company Operating Agreement of REICI (the “Operating Agreement”), a copy of which is attached hereto as Exhibit B, should be read in their entirety before any investment decision is made. All capitalized terms used herein, but not defined herein, shall have the meaning ascribed to them in the Operating Agreement. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, then this Offering Circular shall prevail.

See: “RISK FACTORS”. Some of our Risk Factors include:

●	REICI is an emerging growth company as defined in 17 CFR § 230.405 with a limited operating history.
●	Bondholders will have limited control in our REICI with no voting rights. The Manager will manage the day-to-day operations of REICI.
●	We expect to require additional financing so that we, such as bank loans or private bonds, outside of this offering in order for our operations to be successful.
●	REICI has not currently made any loans. Accordingly, we have not yet implemented any revenue-generating activities and as such have not generated any revenue since inception.
●	Our offering price is arbitrary and does not reflect the current book value of our REICI Bonds.
●	Loans secured by real estate and real estate related assets are speculative. There can be no guarantee that any particular loan will be profitable to the extent anticipated. Poor performance by a few of the loans made by REICI could significantly affect the ability of REICI to meet its obligations to Investors

Who is eligible to invest?

Only persons of adequate financial means who have no need for present liquidity with respect to this investment should consider purchasing REICI Bonds. This Offering is intended to be a private offering that is exempt from registration under the 1933 Act under Regulation A, and exempt from applicable State and foreign securities laws. On a worldwide basis, this Offering is open to Accredited Investors (defined in Rule 501 of Regulation D), and to persons who are not Accredited Investors who can to invest up to 5% of their annual income or net worth when their net worth is below $100,000, and up to 10% of their income or net worth if their net worth is above $100,000 with a maximum investment of $100,000 for persons who are not Accredited Investors. The Manager reserves the right to accept investments. See: “Plan of Distribution”.

Business Description

REICI will make non-consumer loans on commercial real estate in target markets throughout the United States using the two lending models most familiar to the commercial real estate market: Mortgage Debt Lending and Asset Based Lending. All loans made by REICI will be made for the acquisition or refinance of specific commercial real estate properties and secured with a first lien, first mortgage, or first deed of trust. Each such loan will be collateralized only by the specific commercial real estate property for which the loan is made. All commercial real estate collateral will be strategically identified in targeted markets.

REICI will additionally make loans on established commercial real estate portfolios that are collateralized by the entire portfolio and assets of the Borrower, which loans will be required to have a first lien against all collateral provided.

REICI

REI Capital Income LLC (“REICI”), is a Delaware limited liability company located at 970 Summer St. Stamford, CT 06905 USA.

The Manager

REI Capital Management LLC (the “Manager” or “REICM”) is a Delaware limited liability company located at 970 Summer St. Stamford, CT 06905 USA. The Manager will manage REICI. The Manager will receive an Administration Fee. The Manager will also receive Fees from Affiliates.

Transfer Agent

As of the date of this offering circular, we have contracted with Vertalo, which is an SEC Registered Transfer Agent (“TA”), to be our Digital Transfer Agent. Vertalo has digital technologies including application programming interface (“API”) connections, well-designed graphical user interfaces (“GUI”), and active transfer agent registrations to provide a suite of services, under a single, secure and integrated platform. Vertalo was specifically selected to provide investors a secure, user-friendly means to interact with and manage their investment.

REICI Bonds

●	Each bond will have a one hundred dollar (USD$100) face value;

●	The Investor will receive one digital certificate for each one hundred dollar (USD$100) bond purchased;

●	One hundred dollar (USD$100) is the initial price of the DSOs that will be issued;

●	Represent a full and unconditional obligation of the Company;

●	The Bonds have a Coupon Rate of five and one half percent (5.5%) per annum;

●	Investors will receive annual interest at a four percent (4%) (the “Pay Rate”);

●	REICI will make quarterly Pay Rate Interest Payments;

●	Investors will accrete one and one half percent (1.5%) interest to the face value of the Bonds, which amount will earn interest beginning the period following accretion;

●	The Bonds are Interest Only, non-amortizing bonds;

●	Interest will be calculated based upon a three hundred sixty (360) day year or twelve (12) equal monthly periods;

●	The Bonds have a fifteen (15) year term;

●	The Total Annualized Yield of the Bonds, if held to maturity, is six and four tenths percent (6.4%);

●	The principal outstanding with all accrued interest of the Bonds may be prepaid in their entirety or in part at any time without penalty; and

●	Bond payments will be generated and obligations secured by the full collateralized loan portfolio of the Company.

Investors may execute subscription documents at any time, subject to acceptance by the Manager. The purchase of REICI Bonds will become effective as an investment in REICI only at the Manager’s acceptance of the subscription and associated deposit of an Investor’s money into REICI’s subscription account (the “Effective Date”). See: “REICI BONDS”.

Becoming a Bondholder

Upon deposit of an Investor’s accepted subscription into REICI’s bank account and issuance of REICI Bonds (“REICI Bonds”) to such subscribing Investor, such Investor will become a Bondholder of REICI and an account will be established for such Bondholder on the books and records of REICI. See: “PLAN OF DISTRIBUTION”.

Secondary Trading

A Bondholder may trade or sell his REICI Bonds provided that Bondholder has been able to identify a buyer for his REICI Bonds acceptable to REICI. See: “REICI BONDS”.

REICI Bonds are Digitized Securities

Investor ownership of REICI Bonds will be in the form of and represented by a digital security certificate (“Certificate”) issued by REICI and fully compliant with U.S. law and securities regulation. Blockchain technology will be implemented, so that each Certificate is digitally programmed to include all necessary contractual elements of this Offering and to document the ownership of each Certificate through a book-entry system.

The Certificates issued as REICI Bonds represent the beneficial ownership of REICI Bondholders and will be valued according to the schedule attached as Exhibit E hereto.

Financial Reporting

REICI is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933/ See: “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION”. REICI will use the accrual basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

REICI intends to prepare and issue a minimum of quarterly financial reports to investors. The Manager shall cause REICI to have its financial statements audited on an annual basis by a qualified Certified Public Accountant. These quarterly and audited annual financial statements shall be made available to Investors.

Management

Management shall be vested in a board of managers of REICI (the “Board”), except to the extent otherwise provided in this Agreement. The Bondholders intend and agree that the Board is for all purposes the “manager” of REICI as defined in the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 ACT” or the “Securities Act”). The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of REICI as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, provided, that no such delegation shall cause the Board to cease to be the “manager” of REICI within the meaning of the Act. The Board hereby delegates its powers or authority pursuant to this Agreement to the Manager. The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Board at any time, or may choose to withdraw as manager, under certain circumstances.

REICI Income

REICI will primarily derive its income by charging Borrowers points for loan origination and offering a loan interest rate that is fifty (50) to one hundred (100) basis points higher than the Pay Rate obligation to Bondholders.

REICI Expenses

REICI Expenses shall include, but are not limited to, the following: REICI organizational costs, CPA related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filings, licensing or other governmental fees, other third party audits, loan servicing costs, Company administration costs, costs associated with any Mortgage or Credit Facility origination and filings, and any other expenses associated with the operation of REICI.

At the discretion of the Manager, REICI may incur fees to eligible third parties for raising capital on its behalf. Any such fees shall be borne by REICI as part of REICI Expenses.

The Manager and or its Affiliates shall be reimbursed for all reasonable out-of-pocket expenses incurred on behalf of REICI, which shall be considered REICI Expenses.

REICI Administration

REICI will be administered by REI Capital Management, LLC (“REICM” or the “Manager”). A company administration fee will be paid to REICM calculated on a 360 day annual basis, payable quarterly in arrears, at an annual rate of one percent (1.0%) of Assets under Management (“AUM”).

Term

REICI is an open-ended “evergreen” fund with no fixed termination date. The Manager expects to acquire REICI Assets on a regular and ongoing basis and will continue to do so indefinitely until the Manager believes market conditions do not justify doing so.

REICI Bonds Have No 30% Withholding Tax Requirement for non-US Investors

REICI has been designed to attract global investors. By structuring REICG Bonds to comply with the Portfolio Debt Exemption rules as stated in the IRC, Bond interest payments are expected to be exempt from the thirty percent (30%) U.S. withholding tax applicable to Non-U.S. persons. See: IRC Title 26 U.S. Code §871(h) Portfolio Debt Exemption, described further in this Memorandum under Description of the Business

Leverage Policy

Across its loan portfolio, REICI will maintain an average LTV of sixty-five percent (65%), where the “value” is the acquisition price of a commercial real estate property supported by an appraisal as noted. LTV is the ratio calculated by dividing the amount borrowed by the smaller of the acquisition’s (i) appraised value or (ii) purchase price. The balance of the capital required for acquisitions will be provided from the Borrower’s funds and constitutes the Borrower’s equity in the acquired property. Maintaining an average LTV of sixty-five percent (65%) requires the REICI borrower to have more equity, more “skin in the game”, than typically required by financial institutions in the market where commercial real estate loans are often made at the higher LTV of seventy-five percent (75%).

At the Manager’s discretion, as approved by the Board, the Manager may from time to time modify REICI’s Leverage policy. The Leverage limit may not exceed that established by the Leverage policy, unless any excess over such level is approved by the Board.

Corporate Structure of REICI

REI Capital Income LLC (“REICI” or the “Company”) is organized as a Delaware limited liability company. REICI will use Offering Circular under Regulation A for an exempt offering under federal and state law.

2 Risk Factors

Investors in REICI should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We will only recently have commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in July 2020 and have not yet started operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

Our Manager will have complete control over REICI and will therefore make all decisions of which Bondholders will have no control.

REI Capital Management LLC, our Manager, shall make certain decisions without input by the Bondholders. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Bonds is highly illiquid. You may never be able to sell or otherwise dispose of your Bonds.

Since there is no public trading market for our Bonds, you may never be able to liquidate your investment or otherwise dispose of your Bonds. REICI does not currently have a Redemption Plan and there is no guarantee that REICI will ever redeem or “buy back” your Bonds. Further, no Bondholder may redeem their Bonds until eighteen (18) months after the Bonds were purchased. (See: “REICI BONDS”).

Our Business depends on Key Personnel.

We are significantly dependent on Alan Blair. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

General Risks Related to Commercial Real Estate Lending and the Real Estate Business

The profitability of loans is uncertain.

The Manager anticipates that revenues will be sufficient to create net profits for REICI. However, there can be no assurance that revenues will be sufficient for such purpose. Although the Manager believes in the economic viability of each loan to be made by REICI, there can be no guarantee that any particular loan will be profitable to the extent anticipated. Poor performance by a few of the loans made by REICI could significantly affect the ability of REICI to meet its obligations to Investors.

No Guaranteed Return of Investor’s Capital Contributions.

The investments offered hereby are speculative and involve a high degree of risk. There can be no guarantee that an Investor will receive the coupon promised, or that the Investor will not lose the entire investment. For this reason, each prospective Investor should read this Offering Circular and all documents in the Subscription Booklet carefully and should consult with his, her, or its own legal counsel, accountant(s), or business advisor(s) prior to making any investment decision.

Risks Related to Real Estate Lending, Risk to payment of REICI Coupon.

REICI will be subject to the risks that generally relate to the commercial real estate market and to making loans collateralized by commercial real estate. Real estate historically has experienced significant fluctuations and performance cycles that may result in reductions in the value of any particular loan made by REICI or in the value of REICI’s commercial real estate loan portfolio. The performance and value of its loan assets once originated or acquired depends upon many factors beyond REICI’s control. The ultimate performance and value of REICI’s loan assets will be subject to the varying degrees of risk generally incident to the ownership and operation of the properties and assets that collateralize or support the REICI loans.

The ultimate performance and value of REICI’s loan assets will depend in large part upon REICI’s ability to underwrite and make loans for which the underlying commercial real estate has and continues to have sufficient cash flow to satisfy the loan servicing obligations of the Borrower. To meet the obligations of the loan, the cash flow of the collateral property must be in the amount necessary to pay the interest and principal due to REICI and otherwise meet the terms and conditions of the REICI loan. The ability of any Borrower to meet the terms and conditions of the REICI loan and pay the interest and principal due to the REICI may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets, which may affect the ability to make loans and provide financing to Borrowers and the value of investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies, which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of major tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws; and the impact of lawsuits, which could cause REICI to incur significant legal expenses.

The performance of REICI’s loans depends upon the Borrower’s ability to operate its commercial property in a manner sufficient to meet the commitments associated with the property, including its debt service to REICI and maintaining or increasing revenues in excess of operating expenses or, in the case of real property leased to a single lessee, the ability of the lessee to make rental payments, in order to ensure the underlying value of the collateral supporting REICI’s loan(s). The revenues of any collateralized property may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of commercial real estate loans; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the control of the real property owners and REICI. In the event that any of the properties collateralizing REICI loans experience any of the foregoing events or occurrences, the ability of the Borrower to pay the interest and principal on any loan could and/or would be negatively impacted and the underlying value of the collateral available to and securing REICI’s loan(s) may be insufficient to completely mitigate REICI’s exposure to credit and financial risk.

This offering is a blind pool offering, and therefore, Bondholders will not have the opportunity to evaluate some of our loans before we make them, which makes investments more speculative.

We will seek to make loans of substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, collateralized by interests in multi-tenant commercial real estate assets. However, because, as of the date of this prospectus, we have not identified the loans we expect to make and because our Bondholders will be unable to evaluate the economic merit of loans before we make them, Bondholders will have to rely on the ability of our Manager to select suitable and successful loan opportunities. These factors increase the risk that could significantly affect the ability of REICI to meet its obligations to Investors.

Risks Related to Illiquidity.

Although it is expected that REICI’s loan originations and refinancing will generate current income, there is no guarantee that such will occur and changes in the interest rate market, economic conditions, and the illiquidity commonly associated with real estate investments may limit REICI’s ability to maintain, recover, or liquidate its portfolio of loans in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments, as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from a decline in value of properties comprising security for REICI’s loans. There can be no assurances that the fair market value of any loans held by REICI will not decrease in the future, leaving REICI’s Bonds relatively illiquid. Furthermore, although the Manager expects that REICI’s Loans will be disposed of prior to dissolution, REICI may have to sell, distribute, or otherwise dispose of its loans at a disadvantageous time as a result of dissolution.

Risks Related to Usury.

State and federal usury laws limit the interest that lenders are entitled to receive on loans. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the Borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the Borrower to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the lender from foreclosing.

Transactions originated or acquired by the Manager may be subject to state usury laws imposing maximum interest charges and possible penalties for violation, including restitution of excess interest and unenforceability of debt. The Manager intends to originate or acquire loans that charge various rates of interest and uncertainties in determining the legality of interest rates and other borrowing charges under some state statutes may result in inadvertent violations. Some state laws make it illegal to charge or collect interest at a rate exceeding a certain percentage rate per annum, unless the lender belongs to a class of regulated lenders, such as banks, mortgage companies, or real estate brokers. REICI will attempt to ensure that all loans originated and acquired will comply with state usury restrictions, if any; however, usury laws in the states where REICI operates may limit its ability to charge negotiated or assumed interest rates, which may create unanticipated risks and compliance with usury laws may be inadvertently violated, thereby causing negative economic impacts to operations.

Risks Related to the Availability of Loan Opportunities.

Competition with third parties in making targeted commercial real estate loans acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in making commercial real estate loans, many of which have greater resources than we do. Specifically, there are numerous traditional State or National financial institutions (e.g., banks) that operate in the markets in which we may operate and will compete with REICI. In addition to competition with traditional financial institutions, REICI will be part of the fast-growing FinTech (online lending) industry and will experience competition from other FinTech alternative lenders. FinTech alternative lenders offer lending efficiencies similar to REICI and such loans are attractive to borrowers who seek loan rates and terms that are competitive with traditional financial institutions. Unlike many FinTech lenders, the strict underwriting standards of REICI will limit loans made by REICI to the high quality and stabilized U.S. commercial real estate within a structure designed to be attractive to US Investors and Non-U.S. Investors. However, with numerous FinTech lending companies around the world, REICI may not be able to compete effectively with such an array of competitors, which disadvantage will attempt to be mitigated by initially focusing on and specializing in the specific sector of the U.S. commercial real estate market described.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments.

The available loan opportunities might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable Borrowers with real estate properties or other assets that conform to our Lending Policies on satisfactory terms. Failures in identifying or consummating loans would impair the pursuit of our business plan. Bondholders ultimately may not like the location, lease terms or other relevant economic and financial data of the collateral of a REICI loan that we may make in the future. Moreover, our lending strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: market decreases in loan interest rates to levels beyond our financial capability or to levels that would not result in the returns required by our lending criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with lending; failure of borrowers’ businesses; and difficulties entering markets in which we have no or limited experience.

Risks Related to Financing.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our loan assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our loan assets, we risk losing such loan assets in the event we are unable to repay such obligations or meet such demands.

Risks Related to Our Corporate Structure.

We do not set aside funds in a sinking fund to redeem the Bonds, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to redeem the Bonds at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Bonds is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increase the uncertainty and risks you face as a Bondholder.

Your investment as a Bondholder carries with it no voting rights. Our Manager determines our major policies, including our policies regarding lending, growth and capitalization. Our Manager may amend or revise these and other policies without a vote of the Bondholders. Our Manager’s broad discretion in setting policies and our Bondholders’ inability to exert control over those policies increases the uncertainty and risks you face as a Bondholder. In addition, our Manager may change our investment lending objectives without seeking Bondholder approval. Although our board has fiduciary duties to our Bondholders and intends only to change our investment lending objectives when the board determines that a change is in the best interests of our Bondholders, a change in our investment lending objectives could cause a decline in the value of your investment in our REICI.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “Investment Company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “Investment Company” within the meaning of the Investment Company Act of 1940 as we intend on primarily originating loans or liens that are fully secured by real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an Investment Company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an Investment Company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and
●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an Investment Company;
●	adoption of a specific form of corporate structure; and
●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “Investment Company” under the Investment Company Act of 1940, as we do not intend on trading or selling securities. Rather, we intend to originate loans or liens that are fully secured by real estate. However, if at any time we may be deemed an “Investment Company” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “Investment Company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Best Reasonable Efforts Offering.

This Offering is being conducted on a “best reasonable efforts” basis by the Manager. No guarantee can be given that all or any of the securities will be sold, or that sufficient proceeds will be available to conduct successful operations. Receipt of a relatively small amount of Capital may reduce the ability of REICI to spread investment risks through diversification of its loan portfolio and limit the opportunities that REICI is able to attract.

Risks Related to Additional Investors.

REICI is open-ended, which means it does not have restrictions on the amount of Bonds REICI will issue. If demand is present, REICI may continue to issue Bonds, no matter how many Investors have subscribed. While this Offering is for up to a maximum amount of seventy-five million dollars (USD$75,000,000), this amount may be increased at any time in the sole discretion of the Manager. Additional bonds may be sold from time to time to new investors, or current investors. As additional bonds are issued, REICI intends to ensure that such funds can be deployed to generate positive cash flow sufficient to service its obligations and support operations; REICI cannot assure Investors that this will happen. In addition, subsequent bond sales may be at a coupon rate and Pay Rate higher or lower than the current offering, or on terms that are more or less favorable than considered herein.

Conflict of Interest Risks. See: the section CONFLICTS OF INTEREST

Insurance Risks.

We may suffer losses that are not covered by insurance.

REICI intends to originate loans or liens that are fully secured by real estate. As the Lender, REICI may require that the subject real estate is protected against loss with insurance that will pay to repair the subject real estate in the event that loss or damage occurs or pay REICI in the event the subject real estate cannot be repaired.

The geographic areas in which we originate loans may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to make the offering of a mortgage loan contingent on the owner’s acquisition of insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the Manager. Certain types of losses could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to either restore the property or compensate REICI for the amount of the loan outstanding, leaving REICI with a financial loss.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to REICI. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

The Manager will attempt to obtain REICI’s own insurance policies on REICI loan properties but it is possible that some of the loan properties may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, REICI may suffer a loss.

Federal Income Risks.

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Bonds.

An investment in Bonds of REICI involves material income tax risks.

You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Bonds. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this Offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or Bondholder level.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of REICI could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various REICI items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all REICI items will generally be determined at REICI level in a single proceeding rather than in separate proceedings with each Bondholder, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Bondholders and, in certain circumstances, may bind the Bondholders to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large REICI. If it does, we could take advantage of simplified flow-through reporting of REICI items. Adjustments to REICI items would continue to be determined at REICI level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Bondholders or to bear such adjustments at REICI level.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Bonds. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Bondholder. Any such changes could have an adverse effect on an investment in our Bonds or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Bonds and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Bonds.

3 Plan of Distribution

After the Qualification Date of this Offering this Offering shall remain open until fully subscribed. The Offering Period will commence upon this Offering Circular being declared qualified.

Our Bond Offering Price is arbitrary with no relation to value of REICI. If the maximum amount of Bonds are sold under this Offering, the purchasers under this Offering will own 100% of the Bonds outstanding. If less than the maximum amount of Bonds are sold under this Offering, the purchasers under this Offering will own 100% of the Bonds outstanding.

REICI does not currently own any loan assets. We believe we will need at least $100,000 to provide working capital and $25,000 for professional fees for the next 12 months.

REICI Bonds are self-underwritten and are being offered and sold by the Fund on a best-efforts basis. No compensation will be paid to any principal, the Manager, or any affiliated REICI or party with respect to the sale of REICI Bonds. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of this Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither REICI, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into REICI’s account. This account is not held by an escrow agent. Subscription funds placed in REICI account may only be released if the Subscription is not accepted by the Manager. The purchase price for REICI Bonds is $100.00 per Bond, with no minimum. Subscription Agreements are irrevocable.

Solicitation and Subscription.

REICI, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for this Offering. REICI plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and REICI website. REICI website is in the process of being developed.

Please note that REICI will not communicate any information to prospective investors without providing access to this Offering Circular. The Offering Circular may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements and based on the information received by the prospective investor, REICI will determine if the prospective investor is accredited or non-accredited. Investments will be processed on a first come, first served basis, up to the Offering Amount of $75,000,000.

Quarterly, the Manager will report to Bondholders and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Bondholders and prospective Bondholders.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise the Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to this Offering Statement and be requalified under Rule 252.

Who May Invest

As a Tier II, Regulation A offering, investors must comply with the 10% limitation to investment in this Offering, as prescribed in Rule 251. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase REICI Bonds (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring REICI Bonds, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of REICI Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in REICI Bonds; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of REICI Bonds.

4 REICI Bonds

The following descriptions of our REICI Bonds, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed and available upon request.

General

We are a Delaware Limited Liability Company organized on July 21, 2020, under the Delaware Limited Liability Company Act, or Delaware LLC Act. REI Capital Management (REICM) is the sole managing member.

All REICI Bonds are non-voting. Holders of REICI Bonds have no conversion, exchange, sinking fund, or appraisal rights. Holders of REICI Bonds have no pre-emptive rights to subscribe for any securities of REICI or its Affiliates and no preferential rights to returns. All of REICI Bonds offered will be duly authorized and validly issued after acceptance of the investor’s subscription by the Manager and upon payment of the subscription consideration in full. Holders of such REICI Bonds will not be liable to REICI in any way with respect to such Bonds.

REICI Bonds

●	Each bond will have a one hundred dollar (USD$100) face value;
●	The Investor will receive one Certificate for each one hundred dollar (USD$100) bond purchased;
●	One hundred dollar (USD$100) is the initial price of the DSOs that will be issued;
●	Represent a full and unconditional obligation of the Company;

●	The Bonds have a Coupon Rate of five and one half percent (5.5%) per annum;
●	Investors will receive annual interest at a four percent (4%) (the “Pay Rate”);
●	REICI will make quarterly Pay Rate Interest Payments;
●	Investors will accrete one and one half percent (1.5%) interest to the face value of the Bonds, which amount will earn interest beginning the period following accretion;
●	The Bonds are Interest Only, non-amortizing bonds;
●	Interest will be calculated based upon a three hundred sixty (360) day year or twelve (12) equal monthly periods;
●	The Bonds have a fifteen (15) year term;
●	The Total Annualized Yield of the Bonds, if held to maturity, is six and four tenths percent (6.4%);
●	The principal outstanding with all accrued interest of the Bonds may be prepaid in their entirety or in part at any time without penalty; and
●	Bond payments will be generated and obligations secured by the fully collateralized loan portfolio of the Company.

Bond Price

Our Manager set our initial offering price at USD$100 per Bond (the “Offering Price”), which will be the purchase price in this Offering. In future, the principal value of REICI Bonds, at any given point in time after issuance and during the term, can be derived from the Payment and Accretion Schedule attached as Exhibit E hereto.

Liquidity

REICI Bonds are digital securities and have the capacity to be traded on a secondary trading market specializing in digital securities. Such a secondary trade could be made on an exchange registered with the SEC under Regulation ATS, a privately-run bulletin board, or a peer-to-peer transaction, if any such market existed. No public market currently exists for the secondary trading of REICI Bonds.

Lockup Period

There is no “Lockup Period” or holding period limiting the resale of REICI Bonds to a buyer acceptable to REICI.

Provisions of REICI Bonds Authorizing Manager to Act

After acceptance of the subscription by the Manger and by purchasing REICI Bonds, you will be admitted as an Investor. Every Investor in REICI Bonds shall be a party to and bound by the provisions of the Operating Agreement. Pursuant to this Operating Agreement, each Investor and each subsequent person who acquires REICI Bonds from an Investor grants to the Manager a power of attorney to protect the interests of all Bondholders. The power of attorney grants our Manager the ability to execute and deliver such other documents as may be necessary or appropriate to carry out the purposes of REICI.

Bondholder Dispute Resolution

Our Operating Agreement requires that all parties to the Operating Agreement in any action, lawsuit or proceeding, whether in contract or in tort, relating to any dispute arising under or in connection with this agreement or any transaction described in the Operating Agreement or to any dispute between the parties, including claims arising from federal securities laws, (i) waive their right to trial by jury and (ii) submit to the exclusive jurisdiction of the Delaware Court of Chancery or other state or federal court in the State of Delaware. Bondholders will not be deemed to have waived REICI’s compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Bonds

Our Operating Agreement authorizes us to issue additional bonds or other securities of REICI for the consideration and on the terms and conditions established by our Manager without the approval of Bondholders.

Personal Conduct Repurchase Right

Our Operating Agreement provides that we may elect to repurchase, at a price per Bond derived from the Payment and Accretion Schedule, attached as Exhibit E hereto, as of the end of the fiscal quarter prior to the quarter in which we elect to repurchase all of REICI Bonds held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the Investor of our decision to repurchase REICI Bonds.

5 Use of Proceeds

The Manager will analyze and review a number of target investment lending opportunities on an ongoing basis.

THERE IS NO GUARANTEE THAT REICI WILL INVEST IN ANY PARTICULAR PROPERTY OR OPPORTUNITY. FOR ANY NUMBER OF REASONS, REICI MAY OPT AGAINST PURSUING ANY PARTICULAR OPPORTUNITY.

	Maximum Proceeds	Percentage of Offering Proceeds
Gross offering proceeds	$75,000,000	100.0%
Offering expenses:
General offering expenses[1]	150,000	0.2%
Funding portal and transfer agent[2]	112,500	0.2%
Selling commissions and fees[3]	1,875,000	2.5%
Sponsor fee[4]	1,125,000	1.5%

Total offering expenses	3,262,500	4.4%

Net offering proceeds[5]	$71,737,500	95.7%

Application of net proceeds:
Funds available for loan origination and refinancing[6]	$70,082,500	93.4%
Underwriting and closing costs[7]	152,000	0.2%
Operating reserves[8]	1,503,000	2.0%

Net offering proceeds	$71,737,500	95.7%

All Net Offering Proceeds are intended for the origination or refinancing of loans collateralized by commercial real estate properties in targeted U.S. markets identified and determined by the Manager. The amounts presented are estimates based on the best information available at the date of the Offering Circular and the experience of the Manager. The Manager will attempt in all cases to minimize costs and increase the amount available to invest, but there is no assurance that the expenses necessary to achieve REICI’s goals will not exceed the amounts estimated.

[1]	General Offering Expenses include legal, accounting, printing, advertising, and other expenses related to this Offering. REICI will bear its own organizational and syndication expenses. These expenses may be advanced by the Sponsor and reimbursed to the paying entity by REICI. The Sponsor has borne the expenses for this offering and may seek reimbursement.

[2]	The Sponsor has contracted with Vertalo, our Digital Transfer Agent, to provide registration services using blockchain technologies and Netki which provides Anti-money laundering (“AML”) and Know-your-customer (“KYC”) compliance services.

[3]	REICI currently has no agreements for any outside persons to sell the Bonds on its behalf. However, REICI may, but is not obligated to, utilize the services of a FINRA broker/dealer, an in-country broker/dealer or licensed financial advisor, or private persons acting as finders. Because the securities will be offered on a best efforts basis, there can be no assurances that all or any part of this Offering will be sold. It is possible that a fee may be incurred, if the services of third parties are enlisted. Such estimated fee could amount to five percent (5%), if not more, but the Sponsor will in all circumstances expend its efforts to minimize any and all fees.

[4]	The Sponsor will be paid a fee of three percent (3%) from the proceeds of this Offering, in exchange for its services related to its sponsorship and management of this Offering. The Sponsor’s fee will be based on Capital raised, excluding Capital raised through compensated third parties. It is assumed that the Sponsor will receive a fee on no less than fifty percent (50%) of all Capital raised.

[5]	Until required in connection the intended origination or refinancing of commercial real estate loans and building the Company’s loan portfolio, substantially all of the net offering proceeds may be invested in short-term, liquid investments including money market funds, U.S. or state government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts, or other authorized investments as determined by REICI.

[6]	The funds available for loan origination and refinancing constitute that portion of net offering proceeds anticipated to be available and dedicated to lending activities of REICI. As described, the Manager will invest these funds collateralized by commercial real estate in targeted U.S. markets.

[7]	Underwriting and closing costs are all the transaction costs associated with the lending activities contemplated by REICI. Such activities will be comprised of originating loans and refinancings collateralized by commercial real estate in targeted U.S. markets. Underwriting and closing costs include, but are not limited to, brokerage fees, borrower credit analysis and approval, property title verification, legal fees, and other necessary costs and adjustments.

[8]

Net offering proceeds allocated to operating reserves are intended to establish an appropriate level of cash and cash equivalents on-hand to meet the operational expenses of the Company. Such operating expenses include, but are not limited to, payroll, management costs, overhead, and other costs associated with operating REICI. The operating reserves are expected to be wholly funded by operations as soon as the loan portfolio can be amassed and debt service cash in-flows are generated.

REICI may not be able to promptly invest the proceeds of this offering in loan origination and refinancing opportunities. In the interim, the REICI may invest in short-term, highly liquid or other authorized investments. Such short-term investments will earn a lower return than the FUND expects to earn on real estate-related investments

6 Selected Financial Data

Exemptions under Jumpstart Our Business Startups Act

We elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) as an “Emerging Growth Company”. An Emerging Growth Company is one that had total annual gross revenues of less than $1,000,000,000 as determined under Section 107 of the JOBS Act. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an Emerging Growth Company.

To date, the Company has recognized net operating losses throughout its start-up phase, which it contemplates will continue until successfully offering its Bonds to the public. See: “Index to Financial Statements”.

7 Managemets’s Discussion and Analysis of Financial Condition

General

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and appearing elsewhere herein.

The investment opportunity offered hereby is speculative and involves a high degree of risk. There can be no assurances that an Investor will realize the 4% Bond Coupon payment. Assuming consistent payment of the 4% Bond Coupon payment, the principal value of REICI Bonds at any given point in time after issuance and during the term can be derived from the Payment and Accretion Schedule attached as Exhibit E hereto. The Manager, REI Capital Management LLC, will exclusively manage the Company.

REICI was formed under the name of “REI Capital Lending” in the State of Delaware in July of 2020 and subsequently the name was changed to “REI Capital Income” (REICI) in May 2021. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of REICI does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

As of the date of this offering circular, REICI has not yet commenced active operations. Offering Proceeds will be applied to originating and making non-consumer loans on commercial real estate in target markets throughout the United States using the two lending models most familiar to the commercial real estate market: Mortgage Debt Lending and Asset Based Lending.

All REICI loans require collateralization with a first lien, first mortgage, or first deed of trust on the specific commercial real estate property and/or commercial asset for which the loan is made. REICI will additionally make loans on established commercial real estate portfolios that are collateralized by the entire portfolio and assets of the Borrower, which loans will be required to have a first lien against all collateral provided.

We will experience a relative increase in liquidity as we receive additional proceeds from the sale of REICI Bonds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our assets.

Further, we have not entered into any arrangements creating a reasonable probability that we loan against a specific property. The number of additional loans that originate will depend upon the number of REICI Bonds sold and the resulting amount of the net proceeds available for making additional loans. Until required for the making of loans, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving the Bond coupon payment capital for our investors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing or liquidating one or more loan assets. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

Strategy for Operations Liquidity

REICI will make loans to high quality and stabilized commercial real estate, as a means to mitigate credit and loan loss risk. “High quality” and “stabilized” are characteristics of U.S. commercial real estate generally associated with commercial properties that are fully or near fully leased with sufficient existing cash flow. With these characteristics, this sector of the U.S. commercial real estate market can often be the more financially stable and less risky than other sectors which are not “high quality” and “stabilized”. At the same time, REICI plans to offer loans at completive market rates and with longer and more flexible terms then generally available from State or National financial institutions (e.g., banks). This lending strategy is designed to provide the liquidity necessary to meet REICI’s obligations.

In addition to payment of the Bond Coupon, our principal demands for cash will be for loan underwriting and transaction costs, the payment of our operating and administrative expenses. As we are dependent on capital raised in this offering to conduct our business, our investment activity over the next twelve (12) months will be dictated by the capital raised in this offering. If the capital raised in this offering is insufficient to make non-consumer loans on commercial real estate solely with cash, we will implement a strategy of utilizing a mix of cash and debt to make such loans.

At the discretion of the Manager, REICI may incur fees to eligible third parties for raising capital on its behalf. Any such fees shall be borne by REICI as part of REICI Expenses

 Going forward, we anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing Bond and debt service obligations. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on the performance of each of our properties and the economic and business environments of the various markets in which our properties are located. Our ability to liquidate our assets is partially dependent upon the state of real estate markets and the ability of mortgagors to obtain financing at reasonable commercial rates. In general, we intend to pay debt service from cash flow obtained from operations. If cash flow from operations is insufficient then we may exercise the option to partially leverage the asset to increase liquidity. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, we may use funds out of a reserve account which we may set up for that purpose in the future. Moreover, our Manager may change this policy, in its sole discretion, at any time to facilitate meeting its cash flow obligations.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of loan assets and undistributed cash flow, subject to the limitations previously described. Note that, currently, we have not identified any additional source of financing, other than the proceeds of this offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, we will disclose the effective date on which we are required to adopt the recently accounting standard that applies to our financial statements.

Current Results of Operations as of December 31, 2021

Having not commenced active operations, we have not made any loans, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted loan markets, the commercial real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation.

1.	For the years ended December 31, 2020 and December 31, 2021:

For the years ending December 31, 2020 and December 31, 2021, REI Capital Income, LLC (“REICI”) has had no operations and therefore has generated no revenues or cash from operations.

2.	Expenses

REICI has been in a start-up phase since its inception on July 21, 2020, preparing for the offering of its debt securities to the public for purposes of initiating securitized commercial real estate loans. However, as the sponsor of this Offering has intended for REICI to always be created and offer its debt securities to the market, REICI has accounted for, been allocated, and incurred start-up expenses “as-if” it was formed on July 21, 2020. In the year ended 2021, REICI recognized Total Expenses of $174,235. In the year ended 2020, REICI recognized Total Expenses of $113,400.

3.	Assets

As of December 31, 2021 and December 31, 2020, REICI had assets consisting of a minimal cash balance, as its expenses are advanced by the Sponsor.

4.	Liabilities

As of the year ended 2021, REICI had Total Liabilities of $303,041 of which $285,492 is due to the Sponsor and $17,549 consists of accounts payable. As of the year ended 2020, REICI had Total Liabilities of $128,806 of which $123,638 is due to the Sponsor and $5,168 consists of accounts payable.

5.	Liquidity and Capital Resources

REICI’s liquidity and capital resources are all advanced by the Sponsor. REICI’s goal is to raise $75,000,000 in this Offering and, will begin operations immediate upon receipt of sufficient funds. Additionally, REICI plans future offerings as the market conditions allow and will increase operations proportionately and to the benefit of all investors in its debt securities by providing greater diversity of its credit risk. If necessary, the Sponsor may continue to supplement REICI liquidity to meet its current obligations, until this Offering is closed. Upon the qualification of the Form 1-A, REICI plans to pursue its investment strategy of making loans collateralized by commercial real estate in target markets throughout the United States. However, there is no guarantee that REICI will make any such loans. Making such loans will depend highly on the funds raise and the availability of loan opportunities that meet REICI’s Lending Policies and criteria. There can be no assurance that additional capital will be available to REICI. If so, REICI’s investment objective of making loans collateralized by commercial real estate in U.S. target markets will be adversely affected and REICI may not be able to pursue a loan opportunity if it is unable to finance such loan. REICI currently has no loan agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since REICI has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

6.	Off-Balance Sheet Arrangements

REICI does not currently have nor does it intend to enter into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, results of operations, liquidity, capital expenditures, or capital resources.

7.	Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

8.	Employees

Currently, Alan Blair is the principal of our Manager and has devoted working hours to our REICI without a salary. For more information on our personnel, please see: “BOARD OF MANAGERS AND EXECUTIVE OFFICERS”. Our Manager will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the immediate future. We believe the initial use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations and this allows more revenue to be available for investment at the initial stage. Any expenses related to this Offering will be charged to REICI. For example, any costs associated with raising capital such as escrow and technology fees will be borne by REICI. Costs associated with overall management of REICI and the management and acquisition of the properties shall also be borne by REICI. Our Manager is spending the time allocated to our business in handling the general business affairs of our REICI such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible acquisitions. The principals of the Manager expect to devote additional working hours to the business of REICI.

8 Lending Policies of REICI

Adherence to Underwriting standards is essential to establishing confidence with bond investors.

REICI will maintain an average Loan to Value Ratio (LTV) of 65% to 70%, where the “value” is the acquisition price. An LTV ratio is calculated by dividing the amount borrowed by the lesser of the appraised value or purchase price of the property, expressed as a percentage. The balance of the capital required for acquisitions will be from Equity Investors. For commercial real estate the financial institutional standard is 75% or less.

REICI will maintain an average Debt Service Coverage ratio (DSCR) of between1.5x to 1.75x. The DSCR is a measurement of the cash flow available to pay current debt obligations. The ratio states net operating income as a multiple of debt obligations due within one year, including interest and principal. For commercial real estate the financial institutional minimum standard is between 1.15x and 1.5x

REICI will obtain an appraisal, generally and except in rare circumstances, at Borrower expense from a reputable certified licensed appraisal firm prior to lending on any property(s) for acquisition or refinance.

9 Description of Business

REICI will primarily originate and make non-consumer loans on commercial real estate in target markets throughout the United States. REICI is able to make loans using the two lending models most familiar to the commercial real estate market: Mortgage Debt Lending and Asset Based Lending.

REICI will make loans for the acquisition or refinance of specific commercial real estate properties and collateralize those loans with a first lien, first mortgage, or first deed of trust on the commercial property which is the subject of the loan. REICI will additionally make loans on established commercial real estate portfolios collateralized with a first lien against by the entire portfolio and assets of the Borrower.

Loan payments made by Borrowers to REICI will provide cash flow to service the unconditional obligation of the Company to pay Bondholders, as well as expenses of REICI.

10 Conflicts of Interest

The Manager, its Affiliates, and its principals are subject to various conflicts of interest in managing REICI. REICI will pay the Manager and/or Affiliates fees, some of which are not determined by arm’s length negotiations. REICI will pay quarterly an annual asset administration fee to the Manager of one percent (1.0%) of the gross total value of all REICI loan assets, as determined on the last day of each quarter. Given that the asset management fee is calculated based on the gross total value of all REICI assets, a potential incentive exists for the Manager to inflate the gross total value of all REICI assets, in order to increase its Asset Management Fee.

The Manager and/or Affiliates may charge reasonable, market-based loan brokerage, extension, processing, underwriting, and inspection fees in connection with services provided in connection with the business of REICI (see: Compensation of Our Manager). The Affiliate REI Advisors LLC may receive compensation in the form of commissions paid through the closing of the purchase or sale of a REICI Asset. All fees and compensation paid to Affiliates shall be market-based and commercially reasonable at all times. In these regards, the interests of the Manager and its Affiliates are in conflict with the interests of Bondholders.

The Manager shall devote only such time to REICI’s affairs as may be reasonably necessary to conduct its business. The Manager, and/or its Affiliates and principals, may be a manager of other companies (some of which may directly compete with the business of REICI) and have other business interests of significance.

The Manager also supervises and controls the business affairs of Real Estate Capital Growth (REICG) which is not an affiliate of REICI but which does have principals in common with REICI. The business of REICG is to acquire and manage commercial real estate properties. The Manager locates investment opportunities for REICG, raises capital for REICG, administers the financial affairs of REICG, and renders certain other services. The Manager may determine that a REICG acquisition will be efficiently financed by a loan made by REICI and, as Manager of REICI and Manager of REICG, cause the loan to be made by REICI to REICG. As the principal party for both REICI, as Lender, and REICG, as Borrower, the Manager’s representation of both entities simultaneously is a conflict of interest.

The Manager and REICI are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this Offering also perform other services for the Manager. This representation will continue.

Fees Paid to locate Investors

In connection with this Offering, the Manager currently has no agreements for any outside persons to sell the Bonds on behalf of REICI. However, REICI may, but is not obligated to, utilize the services of one or more licensed Broker/Dealer and/or Registered Investment Advisors (“RIA”) or private persons acting as finders to locate interested Investors.

Because the securities will be offered on a best efforts basis, there can be no assurances that all or any part of this Offering will be sold. It is possible that a fee may be incurred, if the services of third parties are enlisted. Such estimated fee could amount to five percent (5%), if not more, but the Sponsor will in all circumstances expend its efforts to minimize any and all fees.

Diverse Ownership

The Investors may include taxable and tax-exempt persons and entities and may include persons or entities organized in various Non-U.S. jurisdictions. As a result, conflicts of interest may arise in connection with decisions made by the Manager that may be more beneficial for one Bondholder than for another Bondholder. In addition, the Manager may make investments for REICI that may have a negative impact on other investments made by certain Investors in separate transactions. In selecting investments appropriate for REICI, the Manager will consider the investment objectives of REICI as a whole, not the investment, tax, or other objectives of any individual Bondholder, including itself.

11 U.S. Federal Income Tax Considerations for Investors

US Investors

As a Bondholder filing a US tax return, the Company will provide annual 1099-INT statements for interest earned during the period. It is expected that the Bondholder should report capital gains or losses when the Bondholder sells any Bonds to another investor. However, the Investor should consult with their own tax advisor to learn how the IRS characterization of any of these activities may impact the Investor’s individual tax return.

Non-US Investors

In the IRS Code, a Non-US Investor is deemed a “Foreign Person” meaning any person other than a “U.S. Person”, as defined in Title 17 C.F.R. §230.902(k). The term “Foreign Person”, also termed Nonresident Alien, is also defined by the IRS in various ways. The U.S. Federal Income Tax Risks described in this Section pertain to the federal tax risks to nonresident alien individuals, Title 26 U.S. Code §871.

The IRS has issued regulations indicating how a non-US Investor should establish their foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the regulations of their jurisdiction and the effect on investing in REICI Bonds.

Any capital gain realized on the sale or other taxable disposition of an Bond (including a redemption) by a non-US Investor will be exempt from U.S. federal income and withholding tax, provided that:

●	The gain is not effectively connected with the conduct of a trade or business in the U.S. by the Foreign Person, and

●	In the case of an individual Foreign Person, the foreign person is not present in the U.S. for one hundred eighty-three (183) days or more in the taxable year and certain other requirements are met.

The Portfolio Debt Exemption: Non-US Investors

IRC Title 26 U.S. Code §871(h) Portfolio Debt Exemption is a U.S. tax exemption from the thirty percent (30%) U.S. withholding tax for interest generated by debt held by qualifying securities holders.

To qualify for the Portfolio Debt Exemption from the thirty percent (30%) U.S. withholding tax, the loan (i.e. the Bond) must be from non-U.S. Investors and the following additional requirements must be met:

●	The debt must be in “registered form.” Meaning the contractual rights of the beneficial owner to the principal and stated interest can only be transferred to another person through a book-entry system - - a system that allows for knowledge and identification of the holder of the debt by the issuer;

●	The U.S. borrower must receive a statement that the lender (i.e., Bondholder) is a Non-U.S. person as documented in a completed IRS Form W-8BEN;

●	The loan cannot be from a bank, lending in the ordinary course of business;

●	The foreign lender cannot own ten percent (10%) or more of the voting stock of the borrowing Entity; and

●	The stated interest payments must be certain and not contingent. Interest payments are contingent if the interest obligation can only be determined by: (i) the variable receipts, sales, or other cash flow of the borrowing entity; (ii) the variable income or profits of the borrowing entity; (iii) changes in value of any property owned directly or indirectly by the borrowing entity; and (iv) the variable partnership or LLC distributions received by the borrowing entity.

These requirements are satisfied with the digital certificate blockchain technology employed and the processes of Vertalo, the digital Transfer Agent contracted by REICI.

REICI has not obtained a tax attorney’s opinion letter, to assure our Investors that our bond payments will qualify for the Portfolio Debt Exemption.

FIRRMA: Non-US Investors

Under the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), The Committee on Foreign Investment in the U.S. proposed rules governing the foreign acquisition and ownership of real estate. Under FIRRMA, if the interest, gain or income on REICI Bonds held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Investor generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for an exemption or a lower rate under an applicable tax treaty.

However REICI Bonds are non-voting, which has the consequence that Bondholders have no voice in the management of REICI and are not active in the conduct of REICI, 26 CFR § 1.355-3. All shareholders are passive investors in REICI and, based solely on a Bondholder’s connection to REICI, a Bondholder does not actively conduct the trade or business of REICI. Ownership of REICI Bonds by a “Foreign Person” who is also a “Nonresident Alien” should not subject the Bondholder to U.S. federal income and withholding tax. However, it is strongly advised that the Investor consult with and consider obtaining the opinion of their tax or legal advisor(s).

Foreign Persons holding interests in REICI Bonds should consult their tax advisors regarding the procedures whereby they may establish an exemption from or reduction in withholding applicable to countries without a U.S. tax treaty, otherwise, any applicable taxes will simply be the cost of doing business in the U.S.

FIRPTA: Non-US Investors

The Foreign Investment in Real Property Tax Act (“FIRPTA”) was enacted to tax the gains on non-US residents’ income from the sale of US real property interests (“USRPI”). USRPI include real property located in the U.S. and stock of regular domestic “C” corporations and certain REITs that hold USRPIs as the majority of their global real estate and other trade or business assets

In 2015, Congress passed the PATH Act that made significant reforms to FIRPTA including significant benefits for non-US investors in US real estate. Of particular note, the PATH Act exempts certain foreign pension funds from taxation under FIRPTA on gains from investment in US real estate. The PATH Act also significantly modifies the rules applicable to Real Estate Investment Trusts (“REIT”) and Regulated Investment Companies (“RIC”) defining each to be a Qualified Investment Entity (“QIE”).

The PATH Act introduces six significant modifications to the existing FIRPTA rules: Here we will mention all six and focus on the rules that apply to RICs, in that REICI is such a company.

1.	The PATH Act provides a new exemption from FIRPTA for “qualified foreign pension funds”.

2.	Increase in Exempt Publicly Traded REIT [and RIC] Ownership: Gain from the disposition of stock of a publicly traded REIT, as well as capital gain distributions made by a publicly traded REIT (or RIC), will be exempt from taxation under FIRPTA, in the case of a shareholder that owns ten percent (10%) or less of the class of publicly traded stock.

3.	Exemption for Qualified Bondholders; complex and does not apply here.

4.	Domestically Controlled REITs and RICs: Gain from the sale of stock of a QIE is not subject to tax under FIRPTA, if the QIE’s stock is domestically controlled (i.e., less than fifty percent (50%) of the stock was held directly or indirectly by non-US persons) for a specified period.

5.	Elimination of the Cleansing Rule for RICs and REITS; complex and does not apply here.

6.	Increased the Tax Rate of FIRPTA Withholding: Applies to dispositions (the sale of real property interests) and distributions on equity. The consideration received in a disposition of an interest in a partnership, trust or estate, is treated as an amount received from the sale or exchange in the U.S. of such real property.

The PATH Act added new special ownership rules to IRC §897(h)(4), effective December 18, 2015, for applying the domestically controlled definition to a QIE, when stock in the QIE is either publicly traded (expanded to include Publicly Offered), or owned by another QIE. Includes the following:

●	QIE stock held by domestically controlled QIEs that are publicly traded or RICs that issue redeemable securities.

●	Any stock in a QIE that is held by a domestically controlled QIE is treated as held by a U.S. person for: (i) any class of stock, which is regularly traded on an established securities market, or (ii) which is a RIC that issues redeemable securities.

ERISA Considerations

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective investor, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

●	will be consistent with applicable fiduciary obligations;

●	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

●	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

●	will impair the liquidity of the Benefit Plan or Other Plan;

●	will result in unrelated business taxable income to the plan; and

●	will provide sufficient liquidity, as there may be only a limited or no market to sell or otherwise dispose of REICI Bonds.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our bonds should also consider whether the acquisition or the continued holding of our bonds might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor, or DOL, provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to Benefit Plan Bondholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan Bondholders. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan Bondholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

12 Legal Proceedings

There are currently no legal proceedings involving REICI, its affiliates, or the Manager.

13 Security Ownership of Certain Beneficial Owners and Management

The Sponsor and Manager, REI Capital Management LLC, currently owns 100% of REI Capital Income LLC.

14 Board of Managers and Executive Officers

The following table sets forth information on our board of managers and executive officers of our Manager, REI Capital Management (REICM). We are managed by our Manager, which is majority owned and controlled by our Sponsor. Consequently, we do not have our own separate board of managers or executive officers.

Name	Age	Position with our Company	Manager/Officer Since
Alan Blair		Chairman and Chief Executive Officer	July, 2020

Gregg Saunders		Interim Acting Chief Financial Officer	July, 2020

Matthew Blair		Strategic Advisor	July, 2020

Executive Officers and Managers

REICM is led by a team of executives that have diverse experience in all aspects of real estate investing, accounting and lending.

Chairman and Chief Executive Officer – Alan Blair

Mr. Blair is the originator of the business model of REICI and one of the two founding partners of REICM. With over forty (40) years of entrepreneurial business experience in commercial real estate, finance, property management, and real estate syndications, his real estate experience includes multifamily properties with as many as two hundred forty (240) units, Absolute NNN Retail, and Condo-Hotel-Commercial Retail Centers. Mr. Blair has completed over fifty (50) distinct commercial transactions throughout the course of his career, including multiple 1031 Like-Kind-Exchange transactions. In addition to his role as a Managing Member of REICI, Mr. Blair is the Managing Member, Founding Member, and the Broker of Record for REI Advisors, a Commercial Real Estate Brokerage firm. REI Advisors assists individual and institutional real estate investors locate, analyze, acquire and manage quality cash flowing commercial real estate properties throughout the U.S. A former Marine Corps Captain and Helicopter Pilot, he holds a Bachelor of Science in Business and Marketing from Manhattan College. Mr. Blair is the primary research analyst, when evaluating properties for acquisition.

Interim Acting Chief Financial Officer – Gregg Saunders

Mr. Saunders has over thirty (30) years of leadership experience in Finance that includes roles as CFO, Partner, and Director. In addition, Mr. Saunders has over fifteen (15) years of Big 4 Accounting experience and success with KPMG LLP. Mr. Saunders’ career spans a broad range of achievements including full-scale turnarounds, start-up growth, and key XBRL initiatives; Mr. Saunders has been recognized as a Leading Expert of the U.S. GAAP Taxonomy. He is an accomplished senior finance executive with a broad financial-operational-business background applicable to multiple industries and an extensive background in creating big-picture strategies, assembling and leading highly skilled teams, ensuring full regulatory compliance, and driving change/improvement within established organizations. Mr. Saunders provides expertise in financial and business principles, procedures, and best practices with an extensive accounting and operations knowledge, including systems, journals, internal controls, policies/procedures, and strategies for effective implementation.

Strategic Advisor and Founding Partner – Matthew Blair

Mr. Blair is one of the two founding members of REICM and will participate as a Strategic Advisor thereto, participating in all aspects of REICI management on a part-time or as-needed basis. Mr. Blair has extensive experience working with performing and distressed real estate loan portfolios, through his work valuing loan portfolios for sale in the secondary market and through the founding of the Special Opportunities Group at Cushman and Wakefield. Mr. Blair is currently a Senior Managing Director and Co-Head of the Special Opportunities Group at Cushman and Wakefield, which focuses on advisory work for the banking industry. Mr. Blair manages all project execution for the Special Opportunities Group, having led teams of over one hundred twenty (120) commercial credit professionals on a variety of loan portfolio valuation, compliance and regulatory remediation assignments. Mr. Blair and his teams have reviewed thousands of loans supporting billions of dollars in capital lent by the largest financial institutions in the world. In addition, Mr. Blair was the project lead for KBW’s FDIC bank foreclosure team. Mr. Blair managed the data aggregation, cash flow modeling, and portfolio valuation of failed institutions, which included performing and nonperforming loans of every asset class. Mr. Blair holds a Bachelor of Science from Lehigh University and is currently pursuing his Executive MBA from Wharton Business School.

15 Executive Compensation

Each of the Executive Officers of the Manager will also serve as officers of REICI. The Executive Officers’ base compensation and cash bonuses, if any, will be the responsibility of and paid directly by the Manager. Through its executive officers and employees, the Manager will be responsible for the day-to-day operations, property acquisition and disposition decisions, asset management, and monitoring of REICI performance, which costs REICI will indirectly bear through fees paid to the Manager. REICI reserves the right to hire directors, executive officers, and employees directly. REICI anticipates establishing a share-based compensation plan intended to award incentive compensation to directors, executive officers, and employees of REICI, as well as to contractors and providers of goods and services including REICM and its directors, Executive Officers, and employees.

16 Compensation of Our Manager

REICI Administration

REICI will be administered by REICM. REICM will be paid a company administration fee payable quarterly in arrears equal to an annual rate of one quarter percent (1.00%). Until the end of the first complete fiscal quarter, the annual rate will be applied on a quarterly basis to the Capital received from this Offering of the Bonds, pro-rated for the portion of the Company’s fiscal quarter by multiplying the REICI administration fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter the Capital has been administered and the denominator of which shall be the total number of days in such fiscal quarter. After the end of the first complete fiscal quarter, the annual rate will be applied on a quarterly basis against the aggregate Loan Assets as of the last day of the fiscal quarter and pro-rated for the portion of the Company’s fiscal quarter by multiplying the REICI administration fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter that a Loan Asset has been administered and the denominator of which shall be the total number of days in such fiscal quarter.

17 Independent Auditors

The financial statements of our company, which comprise the balance sheets for the years ending December 2020 and December 2021 and the related statements of operations, changes in members’ deficit and cash flows included in this offering circular and the related notes to those financial statements, have been audited by Keiter, an independent certified public accounting firm, as stated in their report appearing herein See: “Index to Financial Statements”.

18 Limitations on Liability

Our Manager and executive officers, if any are appointed by our Manager, will owe fiduciary duties to our company and our members in the manner prescribed in the Delaware Limited Liability Company Act and applicable case law. Neither our Manager nor any executive officer will owe fiduciary duties to our Bondholders. Our Manager is required to act in good faith and in a manner that it determines to be in our best interests. However, nothing in our operating agreement precludes our Manager or executive officers or any affiliate of our Manager or any of their respective officers, directors, employees, members or trustees from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliate thereof or any of their respective officers, directors, employees, members or trustees, from or in connection with the conduct of any such other business venture or activity. Our Manager, its executive officers, any affiliate of any of them, or any shareholder, officer, director, employee, partner, member or any person or entity owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, provided that such activities do not compete with the business of our company or otherwise breach their agreements with our company; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our company.

19 Additional Information and Undertakings

The Manager undertakes to make available to each Investor every opportunity to obtain any additional information from REICI or the Manager necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that it possesses such information or can acquire it without unreasonable effort or expense. This additional information includes, without limitation, all the organizational documents of REICI and all other documents or instruments relating to the operation and business of REICI that is material to this Offering and the transactions contemplated and described in this Offering Circular.

20 Exhibits

Exhibit 1A-1

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

As of December 31, 2021 and the date of filing, REI Capital Income LLC (“REICI”) does not have any issued shares of its Common Stock, nor does it intend to issue any shares of its Common Stock in the near future. REICI intends to sell debt to the public, but has not done so to date. REICI will offer seventy-five million dollars ($75,000,000) of its $100.00 face value, 5.5%, fifteen (15) year bonds for sale, in accordance with Regulation A and Regulation S of the Securities Laws of the United States of America for a total amount of bonds offered for sale of one hundred fifty million dollars ($150,000,000). When and/or if a secondary market develops, the trading symbol of its tradable digital debt securities will be REICI. The anticipated exchanges on which the bonds may trade include any number of digital securities exchanges.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

i

INDEPENDENT AUDITOR’S REPORT

To the Manager of

REI Capital Income, LLC

Opinion

We have audited the accompanying financial statements of REI Capital Income, LLC (formerly known as REI Capital Lending, LLC) (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations, changes in members’ deficit and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

May 2, 2022

Glen Allen, Virginia

REI Capital Income LLC

Financial Statements

December 31, 2021 and 2020

Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$100	$100
Total Assets	$100	$100

Liabilities and Members ’ Deficit

Current Liabilities
Accounts Payable	$17,549	$5,168
Due to Sponsor	285,492	123,638
Total Liabilities	303,041	128,806

Commitments and Contingencies
Members ’ Deficit
Members ’ Capital	100	100
Accumulated Deficit	(303,041)	(128,806)
Total Members ’ Deficit	(302,941)	(128,706)
Total Liabilities and Members ’ Deficit	$100	$100

The accompanying notes are an integral component to these financial statements.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Statements of Operations

	Years ended December 31,
	2021	2020
Net Interest Income
Interest Income	$-	$-
Interest Expense	-	-
Net Interest Income	-	-
Provision for (Release of) Loan Loss Reserves	-	-
Net Interest Income (Expense) after Provision for (Release of) Loan Loss Reserves	-	-
Expenses
Start-up Expenses
Legal and Professional Services	102,768	58,718
Office Expenses	33,619	34,570
Marketing	28,384	17,116
Advertising	8,471	2,465
Filing Fees	993	531
Total Start-up Expenses	174,235	113,400
Total Expenses	174,235	113,400
Net Loss	$(174,235)	$(113,400)

The accompanying notes are an integral component to these financial statements.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Statements of Changes in Members’ Deficit

	Members’	Accumulated	Members’
	Capital	Deficit	Deficit
Balance - December 31, 2019	$-	$(15,406)	$(15,406)
Capital Contributions	100	-	100
Net Loss	-	(113,400)	(113,400)

Balance - December 31, 2020	100	(128,806)	(128,706)

Net Loss	-	(174,235)	(174,235)
Balance - December 31, 2021	$100	$(303,041)	$(302,941)

The accompanying notes are an integral component to these financial statements.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Statements of Cash Flows

	Years ended December 31,
	2021	2020
Cash flows from operating activities:
Net Loss	$(174,235)	$(113,400)
Adjustments to reconcile net loss to net cash from operating activities:
Changes in operating assets and liabilities:
Increase in Accounts Payable	12,381	2,718
Increase in Due to Sponsor	161,854	110,682

Net cash provided by (used in) operating activities	-	-

Cash flows from financing activities:
Capital Contributions	-	100

Net cash provided by financing activities	-	100

Net change in Cash	-	100

Cash - beginning of year	100	-

Cash - end of year	$100	$100

Supplemental information:
Interest paid	$-	$-

Income taxes paid	$-	$-

The accompanying notes are an integral component to these financial statements.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Notes to Financial Statements

1.	Business and Organization

REI Capital Income LLC (“REICI” or the “Company”) is a Delaware limited liability company formed on July 21, 2020 primarily for the purpose of originating, acquiring, and servicing commercial loans to businesses in or related to the real estate industry with a substantial focus on middle market commercial centers throughout the United States of America (“U.S.”). Originally, REICI was formed and incorporated within REI Capital Growth LLC (“REICG”), a real estate holding company, but was spun off and established as a stand-alone entity, in order to provide REICI operational flexibility. Due to REICI’s separation from REICG being treated as a spin-off, REICI presents its operations for periods preceding its formation date. Additionally, effective May 24, 2021, REICI changed its name from REI Capital Lending LLC to REICI.

REICI is an early stage company, the primary activities of which are and continue to be conducted through REI Capital Management, LLC (“REICM” or the “Sponsor”) and, to date, have consisted of preparing an offering of the Company’s digital debt [financial] securities (the “Bonds”) to the public. The focus of the Company is to originate first lien mortgages, but other lending opportunities and investments may be considered.

The Bonds the Company is anticipating on offering to the public are one hundred dollar ($100.00) face value, five and one half percent (5.5%), fifteen (15) year digital debt [financial] securities. The Bonds are more fully described in the following notes to these financial statements.

2.	Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as issued by the Financial Accounting Standards Board (the “FASB”) and published in the Accounting Standards Codification (the “ASC”) thereby.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Estimates and assumptions incorporated in preparing the financial statements are reviewed periodically, and the effects of resulting changes are reflected in the financial statements in the period the changes are deemed to be necessary and prospectively.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Certain significant estimates that may be made in the accompanying financial statements once the Company completes its offering and initiates operations, include, but are not limited to the following:

●	Valuation of mortgage loan receivables held for investment;

●	Valuation of mortgage loan receivables held for sale;

●	Allocation of purchase price for acquired loans;

●	Capitalized costs for purchased servicing rights;

●	Useful lives of intangible assets;

●	Valuation of derivative instruments;

●	Impairment, and useful lives, of real estate;

●	Valuation of real estate owned;

●	Determination of effective yield for recognition of interest income;

●	Adequacy of provision for loan losses including the valuation of underlying collateral for collateral-dependent loans; and

●	Certain estimates and assumptions used in the accrual of incentive compensation and calculation of the fair value of equity compensation is used or granted to employees .

The Company is in a start-up phase during which all its activities, conducted by the Sponsor, have been and are dedicated to developing, creating, and offering its Bonds to the public. The Sponsor has funded all expenses and such funding is considered advances to be repaid once sufficient cash flows are generated from the lending operations of the Company that are in excess of debt service, cash operating, and reserve requirements. The Company anticipates that the start-up phase of operations will continue until the initial offering of the Company’s Bonds is completed.

Segment Reporting

The Company anticipates that it will have a number of reportable segments for financial reporting purposes, in accordance with U.S. GAAP, based on its intended operations of originating, acquiring, or purchasing servicing rights of primarily first lien mortgage loans. The Company does not anticipate distinguishing the future portfolio of loans by principal business of borrowers or geographically grouping activities.

Subsequent Events

The Company evaluated subsequent events through May 2, 2022, the date the Financial Statements were available for issuance and determined that there were no such events requiring recognition or disclosure in the Financial Statements.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

3.	Summary of Significant Accounting Policies

In order to better inform the reader of anticipated future business operations, Management has included significant accounting policies for accounts and transactions that may have not existed or occurred as of and for the years ended December 31, 2021 and 2020.

Mortgage Loan Receivables Held for Investment

Loans, for which the Company has the intention and ability to hold for the foreseeable future, or until maturity or payoff, are reported at their outstanding principal balances net of any unearned income, unamortized deferred fees or costs, premiums or discounts, and an allowance for credit losses. In accordance with ASC Topic 835 Interest Sub-topic 20 Nonrefundable Fees and Other Costs, the Company will defer loan origination fees and direct loan origination costs, which will be recognized in interest income using the effective interest method, adjusted for actual prepayments, over the estimated life of the loans.

Mortgage Loan Receivables Held for Sale

If the Company decides to sell a loan, it will transfer the loan from Mortgage Loan Receivables Held for Investment to Mortgage Loan Receivables Held for Sale and will recognize in the Balance Sheets the loan held for sale at the lower of its carrying value or fair value.

Mortgage Loan Receivables Held for Sale will primarily be first mortgage loans that are secured by cash-flowing commercial real estate and are available for sale to securitizations. In accordance with ASC Topic 310 Receivables Sub-topic 948 Financial Services – Mortgage Banking, Mortgage Loan Receivables Held for Sale are recorded at the lower of cost or market [fair] value on an individual basis. Changes in the value of Mortgage Loans Held for Sale that have been written down to fair value will be recognized in income in the period in which the change occurs. Once a loan has been transferred to Mortgage Loan Receivables Held for Sale, the amortization of purchase discounts, if any, is no longer recognized as interest income.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Provision for Loan Losses

The Company will apply ASC Topic 326 Financial Instruments – Credit Losses in determining its provisions for loan losses on mortgages originated or acquired. Topic 326 Financial Instruments – Credit Losses requires the use of a Current Expected Credit Loss (“CECL”) approach to estimating provisions for loan losses on the future developed loan portfolio. The CECL model requires consideration of possible credit losses over the life of a financial instrument (e.g., mortgage loan receivable) and consists of both a portfolio-based and an asset-specific component. In compliance with CECL reporting requirements, the Company will need to institute policies and procedures for credit monitoring and management processes to support and enable it to calculate the future required CECL reserves. For example, the Company may need to engage a third-party service provider to provide market data and a credit loss model, in order to develop and calculate the necessary estimates. The CECL model is a forward-looking, econometric, model that requires the Company to forecast mortgage loan losses, as opposed to a traditional incurred loss model. The CECL model is comprised of a probability of default model and a loss given default model that, layered together with user loan-level data, selected forward-looking macroeconomic variables, and pool-level mean loss rates, produces life of loan expected losses at the loan and portfolio level. If the Company determines that the CECL model does not fully capture certain external factors (e.g., portfolio trends, loan-specific factors), a qualitative adjustment will be recorded to the mortgage loan receivables loss reserve.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

The asset-specific reserve component of the CECL model relates to reserves for losses on individually impaired mortgage loan receivables. On a quarterly basis or due to specific triggering events, the Company will evaluate future mortgage loan receivables individually and specifically to determine if a given loan is impaired. Impairment will be defined as it being probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan. For a mortgage loan receivable that is deemed impaired, an allowance will be recorded to reduce the carrying value of the loan to the lesser of its indicated present value of the expected future cash flows discounted at the loan’s effective rate or the fair value of the collateral, less the estimated costs to sell, if recovery of the Company’s investment is expected solely from the collateral. In estimating a mortgage loan collateral’s fair value, the Company may use the direct capitalization rate valuation methodology or the sales comparison approach and, if necessary, the Company will or may obtain external appraisals and consider potential sale bids, if applicable. Determining a mortgage loan collateral’s fair value generally requires a number of assumptions (e.g., cash flow projections, market capitalization rates, discount rates, and data regarding recent comparable sales of similar properties), based on current market conditions that are subject to economic and market uncertainties. The Company anticipates that substantially all of its mortgage loans will be collateralized by commercial real estate properties. Therefore, on a loan-by-loan basis, the Company will need to evaluate regularly the extent and impact of any credit deterioration associated with the performance and/or value of the underlying collateral and the financial and operating capability of the borrower. Specifically, the underlying property’s operating results and any cash reserves collateralizing a mortgage loan receivable will be periodically analyzed sans a specific triggering event, in order to assess (i) whether cash flow from the collateral property’s operations is sufficient to cover the debt service requirements currently and into the future, (ii) the ability of the borrower to refinance the loan at maturity, and/or (iii) the property’s liquidation value. The Company will additionally evaluate the financial stability and resources of any loan guarantors, as well as the borrower’s competency in managing and operating its properties that are indebted to and collateralizing the Company’s mortgage loan. Additionally, the Company will consider the overall economic environment, real estate sector, and geographic submarket in which the collateral property is located, as factors that provide insight to whether a mortgage loan receivable is impaired. Impairment analyses will be completed and reviewed by Company personnel, utilizing various data sources, including (i) periodic financial data (e.g., property occupancy, tenant profile(s), rental rates, operating expenses, borrowers’ business plan, capitalization and discount rates), (ii) site inspections, and (iii) current credit spreads and other market data, which analyses will be presented for Company approval.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

A mortgage loan receivable will be considered impaired if its terms are modified in a troubled debt restructuring (“TDR”). A TDR will occur when a concession is granted and the borrower is experiencing financial difficulties. Impairments on a TDR mortgage loan receivable will generally be measured based on the present value of expected future cash flows discounted at the effective interest rate of the original loan. Generally, when granting concessions, the Company will attempt to protect its position by requiring incremental mortgage loan pay downs, additional collateral or guarantees, and, in certain instances, the Company may require look-back features or equity interests to offset concessions granted should conditions impacting the mortgage loan receivable improve. The Company’s determination of mortgage loan receivable credit losses may be impacted by TDRs, whereby loans that have gone through TDRs are considered impaired and are assessed for specific reserves. Mortgage loans restructured under TDRs that subsequently default will be reassessed to incorporate the change in circumstance on CECL modeling assumptions, in order to determine any adverse effect on expected cash flows and the extent to which an additional mortgage loan receivable loan loss provision may be required. If the principal or coupon interest components of loan payments become long past due, which status will be defined within the Company’s to be developed policy, or the Company believes it doubtful that the contractual amounts due are collectable in accordance with the mortgage loan terms, the Company will designate the mortgage loan receivable as non-accrual. Interest income will be recognized on a cash basis on non-accrual mortgage loans that the Company reasonably expects full recovery of the loan’s outstanding principal balance. If full recovery of a non-accrual mortgage loan’s outstanding principal balance is not reasonably expected, the Company will suspend interest income recognition and apply any cash received as a reduction of the mortgage loan’s amortized cost. A non-accrual loan will be returned to accrual status at such time as the loan becomes contractually current and future principal and coupon interest are reasonably assured to be received in accordance with the mortgage loan’s terms. If the Company deems a mortgage loan receivable unrealizable and non-recoverable, the mortgage loan receivable will be written-off, removing it from Mortgage Loans Receivable on the Company’s Balance Sheets.

Cash and Cash Equivalents

The Company currently has demand deposits held with a financial institution, which cash balance was funded by contributed capital of the Sponsor. In the future, the Company anticipates holding cash equivalents, in addition to its cash balances, which cash equivalents will be defined as highly liquid investments that are readily convertible to known amounts of cash and that have original maturities to the Company of three months or less. Cash equivalents, due to their short-term nature, present an insignificant risk of change in value caused by fluctuation in market rates of interest and, therefore, the carrying value of cash and cash equivalent balances is considered to reflect fair value.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Debt Issuance Costs

In accordance with ASC Topic 835 Interest Sub-topic 20 Imputation of Interest, the Company plans on recognizing debt issuance costs related to its Bonds as a direct deduction of the carrying amount of the debt the Company successfully sells to the public and presents on its Balance Sheets. Upon issuance of the Company’s Bonds, the amortization of the debt issuance costs will be included as a component in determining periodic interest expense included in the Company’s Statements of Operations.

Derivative Instruments

In the future, as the Company develops its operations and originates or acquires mortgage loans in the normal course of business, the Company may be exposed to the effect of interest rate changes and may undertake a strategy to limit these risks through the use of derivative instruments. To address exposure to interest rates, the Company anticipates using derivatives primarily to economically hedge the fair value variability of fixed rate assets caused by interest rate fluctuations and overall portfolio market risk. The Company may use a variety of derivative instruments that are considered conventional, or “plain vanilla” derivatives (e.g., interest rate swaps, futures, caps, collars and floors) to manage interest rate risk. The Company will account for derivatives in accordance with ASC Topic 815 Derivatives and Hedging. To determine the fair value of derivative instruments, the Company will use a variety of methods and assumptions that are based on market conditions and risks existing at each Balance Sheets date. Standard market conventions and techniques, such as discounted cash flow analysis, option-pricing models, and termination cost may be used to determine fair value. All such methods of measuring fair value for derivative instruments result in an estimate of fair value, and such estimated value likely will never be realized. All derivatives will be included on the Company’s Balance Sheets at fair value. If the Company determines that a particular derivative instrument is beneficially defined as a hedge, the periodic gain or loss associated with carrying the derivative on the Balance Sheets will be recognized in the Company’s Statement of Other Comprehensive Income. Otherwise, non-hedge designated derivative instrument gains and losses associated with carrying the derivative at fair value on the Balance Sheets will be included in the Statements of Operations. The Company will record derivative asset and liability positions on a gross basis with any collateral posted with or received from counterparties recorded separately on the Company’s Balance Sheets.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Repurchase Agreements

To date, the Company has not made a determination of managing its Mortgage Loan Receivables Held for Sale, if any, or Mortgage Loan Receivables Held for Investment using repurchase agreements, in order to finance certain of its mortgage loan receivables. Under a repurchase agreement, an asset is sold to a counterparty to be repurchased at a future date at a predetermined price, which represents the original sales price plus interest. If the Company determines that entering into repurchase agreements is in the best interest of the Company and its stakeholders, including purchasers of its Bonds, the Company will likely account for its repurchase agreements, if any, as secured borrowing transactions under ASC Topic 860 Transfers and Servicing, due to the Company anticipating its obligation to ultimately repurchase any Mortgage Loan Receivables (i.e. maintain effective control), which would preclude “sale” accounting.

Interest Income

Interest income will be accrued, based on the outstanding principal amount and contractual terms of the Company’s Mortgage Loan Receivables. Income recognition on Mortgage Loans Held for Investment will be accounted for in accordance with ASC Topic 606 Revenue from Contracts with Customers. In applying U.S. GAAP ASC Topic 606, the Company will (i) identify the contract with its customer (e.g., mortgage promissory note), (ii) identify its performance obligations within the contract (e.g., disburse loan proceeds to borrower), (iii) determine the transaction price (e.g., principal amount of loan), (iv) allocate the transaction price to the contract’s identified performance obligations, and (v) recognize revenue when and/or as the contract’s performance obligations have been satisfied.

In accordance with ASC Topic 835 Interest, discounts or premiums associated with the purchase of mortgage loans will be amortized or accreted into interest income, based on expected cash flows through the expected recovery period of the acquired mortgage, as a yield adjustment on the effective interest method. The Company anticipates reviewing, on at least a quarterly basis, and, if appropriate, making adjustments to its cash flow projections.

The Company expects to collect all contractual amounts due on its originated and acquired mortgage loans. However, if the performance of a mortgage loan deteriorates, that is that the expected cash flows will be less than contractually stipulated, in accordance with ASC Topic 326 Financial Instruments – Credit Losses, the Company may be required to impair the amortized cost basis of the carrying value of its mortgage loan receivable, which impairment loss will be recognized in the Statements of Operations. On impaired Mortgage Loan Receivables, if any, that have an associated discount or premium, if the performance of a credit deteriorated mortgage loan receivable becomes less favorable than originally forecasted, an additional other-than-temporary impairment may be taken, and the amount of discount accreted into income will generally be less than previously expected. Alternatively, if the mortgage loan receivable collectability becomes more favorable than forecasted, the Company will accrete more credit discount into interest income than previously expected.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Such adjustments, if any, will be recognized prospectively beginning in the period subsequent to the determination that a favorable change in performance has been projected.

Effective yield on mortgage loans receivable will be based on the projected cash flows from each mortgage loan, which will be estimated based on the Company’s observation of the current information and events at the time of origination or acquisition, and will include assumptions related to interest rates, prepayment rates, and the timing and amount of credit losses. The Company intends to review quarterly and, if appropriate, make adjustments to its cash flow projections based on input and analysis received from external sources, internal models, and its judgment about interest rates, prepayment rates, the timing and amount of credit losses (if applicable), and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the effective yield and, therefore, the amount of interest income recognized on such mortgage loan receivables.

For mortgage loans classified as held for investment and that the Company has not elected to record at fair value under ASC Topic 825 Financial Instruments, origination fees and direct loan origination costs will be recognized in interest income over the term of the mortgage as an adjustment to the effective yield of the loan using the effective interest method.

For loans classified as held for sale and that the Company has not elected to record at fair value under ASC Topic 825 Financial Instruments, origination fees and direct loan origination costs are deferred and recognized as an adjustment to the basis of the loan, which deferred costs are realized as a portion of the gain or loss on the loan when sold.

If the Company were to acquire mortgage loans with evidence of deterioration of credit quality for which it is probable, at acquisition, that the Company will be unable to collect all contractually required payments receivable, the Company will apply the provisions of ASC Topic 310 Receivables Sub-topic 30 Loans and Debt Securities Acquired with Deteriorated Credit Quality. This standard of accounting addresses differences between contractual cash flows and cash flows expected to be collected from an investment in loans acquired if those differences are attributable, at least in part, to credit quality. ASC Topic 310 Sub-topic 30 limits the yield that may be accreted to the excess of the investor’s estimate of cash flows expected to be collected at acquisition over the initial investment in the loan. The accounting standard requires that the excess of contractual cash flows over cash flows expected to be collected (non-accretable difference) not be recognized as an adjustment to yield, loss accrual, or valuation allowance. Future increases in cash flows expected to be collected generally will be recognized prospectively through adjustment of the mortgage loan’s effective yield over its remaining life and decreases in cash flows expected to be collected will be recognized as an impairment loss in the period identified.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

Fee and Other Income

Fee and other income is expected to be composed of income derived from origination fees, exit fees, and other fees on the loans to be originated and/or in which the Company invests (i.e., acquires).

Fee Expense

Fee expense will be composed primarily of fees related to financing arrangements, transaction related costs, other investment related costs, and administration fees.

Leases – Lessee

To the extent the Company enters into leases as a lessee, it will account for the leases in accordance with U.S. GAAP ASC Topic 842 Leases. If the leases are categorized as operating leases, ASC Topic 842 Leases, will require the Company to recognize right-of-use (“ROU”) assets and liabilities, which will effectively present the lease on the Company’s Balance Sheets. ROU assets will represent the Company’s right to use an underlying asset for the lease term and the related liabilities will represent the Company’s lessee obligation related thereto. ROU assets and liabilities will be recognized from the commencement date of the underlying leases, based on the present value of the lease payments during the lease term. To determine the present value of the lease payments over the lease term, ASC Topic 842 Leases requires using the discount (i.e., interest) rate implicit in the lease and, if not available, the lessee’s incremental borrowing rate. Rental expense related to operating leases entered into by the Company will be recognized on a straight-line basis over the lease term. As of the date of the Balance Sheets and the issuance of these Financial Statements, the Company does not have any existing lease obligations.

Income Taxes

The Company is a single member LLC that will offer debt for purchase by the public. The proceeds from the debt issued primarily will be used to originate and acquire first lien mortgage positions on commercial properties with a focus on middle market commercial centers. As a single member LLC, the Company will be treated as a pass-through entity and, therefore, will not be subject to the reporting of deferred taxes under U.S. GAAP.

The Company will service its debt to investors from the cash flow generated by its Mortgage Loans Receivable. The interest paid on the Company’s Bonds will be reportable for U.S. Federal income tax purposes, unless the recipient is exempt. To the extent a Bond investor is (i) not a U.S. tax payer or resident and, (ii) not a foreign financial institution, or equivalent thereof, lending (i.e., purchasing the Company’s Bonds) in the ordinary course of business, the Bond investor will likely qualify for a portfolio debt exemption under U.S. Federal tax law, as the Company intends that its Bonds will be in registered form (as defined). If qualifying for such exemption from U.S. Federal tax withholding, a non-U.S. investor in the Company’s Bonds will avoid a thirty percent (30%) withholding rate on interest paid thereon.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

It is the Company’s anticipation that its Bondholders will hold Bonds purchased until maturity. However, the Company does anticipate that secondary markets may develop in the future for the Company’s Bonds that will be issued in digital form. To the extent a Bondholder transfers its digital security in a transaction with an unrelated party, the original Bond will be canceled and a new Bond issued to the transferee.

To date, the Company has recognized net operating losses throughout its start-up phase, which it contemplates will continue until successfully offering its Bonds (i.e., digitalized debt [financial] securities) to the public.

To date, the Company has not filed its tax return for federal or state purposes; however, as there has been no taxable income, the Company is confident that it does not owe any federal income tax or penalties for failure to file and for state purposes; any amount that may be potentially assessed is likely to be immaterial. If there is an assessment of penalties for failure to file, the Sponsor will accept, satisfy, and absorb any such penalties.

As a pass-through entity (i.e., a single member limited liability company) for U.S. federal tax purposes, and in accordance with ASC Topic 740 Income Taxes, the Company will not be required to account for temporary differences between the carrying values of its assets and liabilities for financial reporting purposes and the tax bases thereof.

Operating Expenses

As of the date of the Company’s Financial Statements and continuing to date, the Company remains in a start-up phase whereby all its activities are directed to bringing a valid and formative offering of its Bonds to market. As such, all expenses are included in the Statements of Operations in the period in which incurred.

Related Parties

REI Capital Management, LLC (“REICM”, the “Sponsor”, or the “Manager”) is the Sponsor and will be the Manager of the Company. To date, REICM has advanced all funds for all expenses incurred by the Company. The Sponsor will be reimbursed for such advances, which amount to $285,492 and $123,638 at December 31, 2021 and 2020, respectively, when, in its sole determination, the free cash flow of the Company generated from the net operating income of the Company allows for such reimbursement and does not negatively affect the Company’s ability to meet its debt service requirements, operating cash needs, or cash reserve requirements.

REI Capital Income LLC

Financial Statements

Years ended December 31, 2021 and 2020

It is contemplated that the Company will compensate the Manager for administrative services provided. The administrative service fee will be paid quarterly in arrears at the quarterly rate of one quarter percent (0.25%), based on the Company’s assets under management (“AUM”). Until the Company’s first complete fiscal quarter during which the Company is expected to begin developing its Mortgage Loan Receivables portfolio, AUM will be replaced with the amount of Bond (i.e., digitalized debt [financial] securities) proceeds raised, prorated for the number of days within the quarter to the calendar year (i.e., Company fiscal year).

4.	Accounts Payable

Accounts payable consists of goods and services procured and are recognized in the period during which the benefit of such goods and services were received. Accounts payable are generally considered short-term for operating purposes and as such, the carrying value of such items are considered to represent their fair value as of the date of the Balance Sheets.

5.	Members’ Capital and Accumulated Deficit

The offering contemplated by the Sponsor, in accordance with Regulation A of U.S. Securities Laws administered by the SEC, is to issue seventy-five million dollars ($75,000,000) of Bonds consisting of one hundred dollar ($100.00) face value, five and one half percent (5.5.%) per annum, fifteen (15) year digital debt [financial] securities. Additionally, the Sponsor is contemplating raising an additional seventy-five million dollars ($75,000,000) of Bond sales under a Regulation S offering to non-U.S. investors, as defined; the Bonds offered under both offerings are identical. Both offerings are exempt from the registration requirements of the U.S. Securities Act of 1933 administered by the SEC, but are subject to compliance with the Rules and Regulations thereof and review thereby. There is only one class of digital debt or other securities contemplated by both offerings and the Company does not currently contemplate creating additional classes of debt, equity, or alternative securities.

The Sponsor contributed $100 to the Company during the year ended December 31, 2020, primarily for purposes of opening a bank account. However, prior to and since that date, the Company has not incurred any expenses other than start-up costs and the Sponsor has and intends to continue advancing all such costs, as previously discussed.

6.	Commitments and Contingencies

As of the date of the Balance Sheets through the date that these Financial Statements are issued or available for issuance, the Company is not aware of any existing, pending, or threatened commitments or contingencies, as applicable.

Form 1A

Regulation Offering Statement

REI Capital Income LLC

Sponsored by
REI Capital Management, LLC

As filed with the Securities and Exchange Commission on May 17, 2022

Signatures

Pursuant to the requirements of Regulation A, REI Capital Income LLC, the issuer, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly cause this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 17, 2022.

By:	/s/ Alan R. Blair
Alan R. Blair, in his capacity as:
Principal Executive Officer

By:	/s/ Gregg H. Saunders
Gregg H. Saunders, in his capacity as:
Principal Accounting Officer

Representing a majority of the Members of REI Capital Income LLC

By:	/s/ Alan R. Blair
Alan R. Blair, in his capacity as: Member,

By:	/s/ Gregg H. Saunders
Gregg H. Saunders, in his capacity as: Member,

Exhibit 1A-2

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

REI Capital Income LLC

a Delaware Limited Liability Company

THE BONDS IN REI Capital Income LLC ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN SECTIONS 8 AND 9 OF THIS AGREEMENT. FURTHER, THE BONDS HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS (THE “STATE ACTS”), (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AS AMENDED FROM TIME TO TIME (OR ANY CORRESPONDING PROVISIONS OF SUCCEEDING LAW) (THE “FEDERAL ACT”), OR (iii) UNDER THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION (THE “FOREIGN ACTS”). NEITHER THE BONDS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SECTIONS 9 AND 10 OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, AND (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE FOREIGN ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH FOREIGN ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED. THEREFORE, PURCHASERS OF THE BONDS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE BONDS SHALL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THESE LAWS AND THIS AGREEMENT.

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LIMITED LIABILITY COMPANY AGREEMENT

OF

REI Capital Income LLC

(A Delaware Limited Liability Company)

This LIMITED LIABILITY COMPANY AGREEMENT OF REI Capital Income LLC (“REICI”) is entered into and shall be effective as of July 21, 2020 (the “Effective Date”), by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

WHEREAS, the Company is a wholly owned subsidiary of REI Capital Management, LLC, (“REICM”) a Delaware Limited Liability Company;

WHEREAS, REI Capital Management, LLC, a Delaware Limited Liability Company (the “Manager”), formed the Company pursuant to a Certificate of Formation (the “Certificate of Formation”) filed with the Secretary of State of the State of Delaware and entered into that certain Limited Liability Company Agreement, dated as of July 21 2020 (the “Agreement”);

WHEREAS, this Agreement shall constitute the “Limited Liability Company Agreement” (within the meaning of the Act) of the Company, and shall be binding upon all Persons now or at any time hereafter who are Members,

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1

THE COMPANY

1.1 Formation. The Company was formed as a Limited Liability Company organized pursuant to the provisions of the Act by the filing of the Certificate of Formation. The parties hereto acknowledge and agree that the Members identified as such on counterpart signature pages to this Agreement previously have been or are hereby admitted to the Company as the Members of the Company as of the Effective Date. The Company shall be governed by the Act, subject to the terms and conditions of this Agreement.

1.2 Name.

(a) The name of the Company is “REI Capital Income LLC,” (REICI) and all business of the Company shall be conducted in such name or in any other name that is selected by the Board. The words “Limited Liability Company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. REI Capital Income LLC (REICI) was previously known as “REI Capital Lending LLC,” (REICL) until the Certificate of Amendment changing the name was filed with the Delaware Division of Corporations on May 24, 2021.

(b) The Board may change the name of the Company without the approval of any Member, and may amend the Certificate of Formation to give effect to such change in name. The Board shall notify the Members of any such name change.

(c) In connection with the ownership, management, and operation of the Strategic Investments, for so long as REI Capital Management, LLC is the Manager of the Company, the Company may use the tradenames, trademarks, and servicemarks REICI and the REICI logo (collectively, together with all improvement and additions whenever made to or associated with any for the foregoing by REICI or anyone else, the “Marks”). Notwithstanding anything herein express or implied to the contrary, none of the Company or any Member has any right, title, or interest in the Marks. The Marks are trademarks and servicemarks owned by REICI and the Marks are and will continue to be the sole property of REICI.

(d) Upon termination of the Company or the termination or withdrawal of REI Capital Management, LLC as the Manager of the Company, the Company shall not have any rights to use or display any of the Marks for any purpose whatsoever. If requested to do so by REICI, the Company shall change its name to exclude the term “Capital Lending” and any variation thereof, and will remove any and all signs, materials, documents, inventory, amenities, supplies, or other matter containing the Marks from the Strategic Investments.

(e) The Company shall not challenge or contest in any way (i) REICI’s registration or application for registration of the Marks with the U.S. Patent & Trademark Office, (ii) the validity of the Marks, (iii) REICI’s exclusive worldwide ownership of the Marks, or (iv) REICI’s right to grant to others licenses to use the Marks.

1.3 Purposes and Powers; Company’s Business. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a Limited Liability Company organized pursuant to the Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, Limited Liability Company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

1.4 Principal Place of Business; Registered Agent and Registered Office.

(a) The principal place of business of REICI shall be located at 970 Summer Street, Stamford, CT 06905. The Board, in its sole discretion, may change the principal place of business of the Company upon notice to the Members.

(b) The Company shall maintain a registered agent and registered office as required by the Act. The registered agent of the Company in the State of Delaware, and the registered agent for service of process on the Company at such registered office, as of the Effective Date are as set forth in the Certificate of Formation. The Board may change the registered agent and/or the registered office of the Company (and may cause the Certificate of Formation to be amended to reflect any such change) at any time and from time to time in its sole discretion.

1.5 Term. The term of the Company (the “Term”) commenced on the date the Certificate of Formation was filed in accordance with the Act and shall continue until it is dissolved pursuant to the provisions of Section 11 or as otherwise provided by law.

1.6 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

“Acquisition Cost” means the total costs incurred by the Company or any of its Subsidiaries or reimbursable by the Company to the Manager or any Affiliate of REICI, which amounts shall include the full purchase price and all costs incurred in connection with diligence investigations of the Strategic Investment, and closing costs, financing costs, the fees of attorneys, consultants, appraisers, and other advisers, and commissions.

“Act” means the Delaware Limited Liability Company Act (Delaware Code Annotated, Title 6, Chapter 18), as amended from time to time (or any corresponding provisions of succeeding law).

“Affiliate” Shall mean with respect to any Person directly or indirectly controlling, controlled by, or under common control with such Person in association with the Company and/or REICM.

“Affiliate Service Contract” Shall mean a formal agreement made between Company and the Affiliate, whereby the affiliate receives funds for certain qualified actions.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder,” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Value” shall mean, as of any date, with respect to any Bond issued by the Company, as calculated in accordance with the Payment and Accrual Schedule, as of the calendar quarter ending on such date, or if a calendar quarter does not end on such date, as of the end of the calendar quarter immediately preceding the calendar quarter in which such date occurs.

“Benefit Plan Investor” means any Member that is (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” to which Section 4975 of the Code applies, (iii) an entity whose underlying assets include the assets of any such “employee benefit plan” or “plan” by reason of ERISA or the Plan Assets Regulation, or otherwise (including certain insurance company general accounts) for purposes of Section 406 of ERISA or Section 4975 of the Code, or (iv) a “benefit plan investor” as such term is otherwise defined in any regulations promulgated by the U.S. Department of Labor under Section 3(42) or ERISA.

“Board” has the meaning ascribed to it in Section 4.1(a).

“Board Member” has the meaning ascribed to it in Section 4.2.

“Bondholder” or “Noteholder” or “Investor” means any person or entity holding REICI Bonds who has been approved by the Manager and any Person that becomes a substituted Noteholder of the Company pursuant to the terms of this Agreement and has not ceased to be a Noteholder of the Company pursuant to the terms of this Agreement.

“Bond” or “Note” or “Promissory Note” means the loan of capital made to REICI in the form of the security purchased by the Investor under the terms of the Subscription Agreement and the Offering Document and having the rights governed by the provisions set forth in this Agreement.

“Borrowers” means any person or entity to which REICI lends money, secured by positive cash flowing U.S Commercial Real Estate with a first lien position on the Borrower’s commercial real estate portfolio or on the specific commercial real estate property. Borrowers may be Affiliated or nonaffiliated to REICI, or its Manager. REICI and the Manger expect that a significant Borrower will be the affiliate of REICI, REI Capital Growth (REICG) which is a real estate portfolio fund.

“Business Day” means any day other than a Saturday, a Sunday or a day on which national banking associations in New York City, New York are authorized or obligated by applicable law or executive order to be closed.

“Call” shall mean purchase of a Bond or part of a Bond by the Manager at the option and sole discretion of the Manager at any time. The Call price shall be determined according to the Payment and Accrual Schedule, attached to the Offering Document.

“Capital” shall mean the price paid for each Bond.

“Cash Flow” means the Company’s cash on hand in excess of any cash necessary or appropriate for the Company’s business needs and reserves therefor, as determined by the Board in its discretion.

“Certificate” means a certificate in such form as may be adopted by the Board and issued by the Company, evidencing ownership of one or more Bonds.

“Certificate of Formation” has the meaning ascribed to it in the recitals of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” means REI Capital Income LLC, a Delaware Limited Liability Company that may elect to be treated as a REIT at the discretion of the Board.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling,” “controlled by” and “under common control with” shall have corresponding meanings.

“Conflict of Interest” means (i) any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Company’s conflicts of interest policy, or (ii) any transaction that is deemed to be a Principal Transaction.

“Credit Facility” or “Facility” means any secured line of credit, including obligations to warehouse lines, and/or individual loans to any borrower, secured in first position by the Borrower’s portfolio of commercial real estate properties.

“Disabling Conduct” has the meaning ascribed to it in Section 9.2.

“DOL” means the U.S. Department of Labor.

“Effective Date” has the meaning ascribed to it in the preamble of this Agreement.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and interpretations thereof promulgated by the DOL, as in effect from time to time.

“ERISA Member” means any Member that is (i) a Benefit Plan Investor and/or (ii) subject to any Similar Law.

“Exculpated Person” has the meaning ascribed to it in Section 9.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Federal Act” has the meaning ascribed to it in the Legend.

“First Lien” means the loans made by REICI will be collateralized by a commercial real estate property or properties such that there is no other and can be no other collateral claim on the loan property or properties which are or can be superior to the REICI loan excepting only potential claims made by federal, State, or local tax authorities.

“Foreign Acts” has the meaning ascribed to it in the Legend.

“Independent Representative” means an independent representative appointed by the Manager to review and approve certain transactions involving a Conflict of Interest in order to protect the interests of the Company and the Members.

“Investment Committee” has the meaning ascribed to it in Section 4.12(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“REICI” means REI Capital Income LLC, a Delaware Limited Liability Company.

“Leverage Policy” has the meaning ascribed to it in Section 4.10.

“Liquidating Events” has the meaning ascribed to it in Section 10.1.

“Liquidating Trustee” has the meaning ascribed to it in Section 10.2.

“Manager” means REI Capital Management, LLC, a Delaware Limited Liability Company.

“Marks” has the meaning ascribed to it in Section 1.2(c).

“Offering Document” means, with respect to any class or series of Bonds, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Bonds, approved by the Board.

“Officer” has the meaning ascribed to it in Section 4.8(a).

“Operating Agreement” means this Limited Liability Company Operating Agreement of REICI, dated as of the Effective Date, as amended or restated from time to time.

“Payment and Accrual Schedule” is attached to the Offering Document.

“Person” means any individual, corporation, Limited Liability Company, partnership, estate, trust (or portion thereof), association, joint stock company, government agency or political subdivision thereof, charitable organization, or other entity.

“Plan Assets” has the meaning set forth in the Plan Assets Regulation (as modified by Section 3(42) of ERISA) or as set forth in the applicable provisions of any Similar Law.

“Plan Assets Regulation” means the regulations issued by the DOL at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the U.S. Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Principal Transaction” means any transaction between the Manager or any of their respective Affiliates, on the one hand, and the Company or one of its Subsidiaries, on the other hand.

“Property-Owning Entity” means a limited partnership, Limited Liability Company or other entity controlled by the Company, including the Operating Partnership, that directly or indirectly owns a Strategic Investment.

“Redemption Plan” has the meaning ascribed to it in Section 8.3.

“Regulations” means the Treasury Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means “real estate investment trust,” as such term is defined in Section 856 of the Code.

“Restriction Period” has the meaning ascribed to it in the Offering Document and with reference to Section 8.4, also referred to as the “Lockup Period”.

“Short-Term Investments” means short-term investments consisting of (i) U.S. government and agency obligations maturing within 180 days, (ii) commercial paper with maturities of not more than six (6) months and one (1) day, (iii) interest-bearing deposits in U.S. banks maturing within 180 days and (iv) money market mutual funds the assets of which are reasonably believed by the General Partner to consist primarily of items described in one or more of the foregoing clauses (i), (ii) and (iii).

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code and/or (ii) similar to the provisions of the Plan Assets Regulation or would otherwise provide that the assets of the Company could be deemed to include “plan assets” under such law or regulation.

“State Acts” has the meaning ascribed to it in the Legend.

“Start of Operations” means the date when REICI has raised sufficient funds to begin seeking target lending opportunities.

“Strategic Investment” means the origination of non-consumer acquisition or refinance loans secured by commercial real estate on a first lien basis in target markets throughout the United States

“Subscription Agreement” means an agreement evidencing a Noteholder’s subscription for Bond(s).

“Subsidiary” means, (a) with respect to any Person, any other Person of which fifty percent (50%) or more of (i) the voting power or (ii) the outstanding equity interests, is owned, directly or indirectly (including through other Subsidiaries) by such Person and (b) with respect to the Company, any Entity in which the Company directly or indirectly (including through other Subsidiaries) owns an interest. For avoidance of doubt, none of the Company or any of its Subsidiaries shall be deemed a Subsidiary of the Manager or any of its Affiliates.

“Substitute Noteholder” means a Person who is admitted as a Noteholder of the Company as a result of a transfer of Notes to such Person.

“Term” has the meaning ascribed to it in Section 1.5.

“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. With respect to any Noteholder, a sale or other conveyance of ownership interests of or control of such Noteholder to an unaffiliated third party approved by the Manager shall constitute a Transfer of the Notes held by such Noteholder. The word “Transfer” when used as a noun means any Transfer transaction.

“Transfer Agent” means, with respect to the Bonds, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such Bonds; provided that if no Transfer Agent is specifically designated for such Bonds, the Company shall act in such capacity.

“Warehoused Transactions” has the meaning ascribed to it in Section 4.13.

SECTION 2

CAPITAL CONTRIBUTIONS OF BONDHOLDERS

2.1 Bondholders.

(a) At the determination of the Manager, a Person shall be admitted as a Bondholder and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Bond in accordance with the provisions of Sections 2, 8 and 9 hereof. A Person may not become a Bondholder without acquiring a Bond. The Bond price is $500.00 per bond.

(b) The name and mailing address of each Bondholder shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Bondholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Bondholder.

(d) Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to Section 8 or enforcement of the transfer and ownership restrictions contained in Sections 8 and 9), Bondholders may not be expelled from or removed as Bondholders of the Company. Except in connection with any Call of the Bond made at the discretion of the Manager established pursuant to Section 8.3, Bondholders shall not have any right to resign from the Company; provided, that when a transferee of a Bondholder’s Bonds becomes a Bondholder, such transferring Bondholder shall cease to be a Bondholder of the Company with respect to the Bonds so transferred.

(e) Except to the extent expressly provided in this Agreement: (i) no Bondholder shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that upon dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Bondholder holding Bonds shall have priority over any other Bondholder; (iii) no Bondholder, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Bondholder.

(f) For the avoidance of doubt, the Manager is not a Bondholder of the Company by virtue of its position as “Manager” of the Company.

2.2 Authorization to Issue Bonds.

(a) The Company may issue Bonds. Each Bond is a Promissory Note and shall have the rights and be governed by the provisions set forth in this Agreement. Except to the extent expressly provided in this Agreement, no Bond entitles any Bondholder to any preemptive, preferential or similar rights with respect to the issuance of Bonds.

(b) Issuance of a Bond (or any resolution of the Board amending any Bond issuance) shall be effective when the Manager accepts the Noteholder Subscription and a duly executed original of the same is delivered by the Board for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. The Manager may at any time increase or decrease the amount of Bonds Outstanding.

(c) The Company is authorized to issue an unlimited number of Bonds. All Bonds issued pursuant to, and in accordance with the requirements of, this Section 2 shall be validly issued Bonds in the Company, except to the extent otherwise provided in the Act or this Agreement.

2.3 Other Matters.

(a) Bonds shall be evidenced by entries on the books of the Company. Digital Certificates (i.e. Tokens) representing Bonds shall be issued;

(b) Except for its obligations to make Capital Contributions to the Company as expressly provided for herein, no Bondholder shall otherwise be liable to the Company for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations. Except to the extent required by the Act, no Bondholder shall be personally liable to any third party for any debt, liability or other obligation of the Company.

(c) Each Bond shall have the rights and be governed by the provisions set forth in this Agreement. No Bond shall have any preemptive rights, or give the holders thereof any rights to convert into any other securities of the Company.

(d) Bonds shall not entitle the holder to vote on any matter, except as required by the Act.

(e) As long as there is any Bondholder that has identified itself in its Subscription Agreement as an ERISA Bondholder, the Manager intends to use commercially reasonable efforts to manage the investments of the Company and conduct the Company’s business and affairs so that the Company should qualify for an exemption under the Plan Assets Regulation. If the Manager determines that the Company has failed to qualify as an “operating company” and has failed to qualify for any other exemption under the Plan Assets Regulation (such as the exemption under which the equity interests in the Company held by Benefit Plan Investors must be limited to less than 25% of the Bonds in the Company, disregarding Bonds held by “controlling persons,” as such term as defined in ERISA, or an affiliate of a “controlling person”), or if in the opinion of the Manager, based on the advice of counsel, there is a material risk that the Company will fail to qualify for the “operating company” exemption under the Plan Assets Regulation or for any other exemption under the Plan Assets Regulation, the Manager shall then as promptly as practicable use its commercially reasonable efforts to take such actions as it deems necessary and appropriate to prevent or cure such result. Without limiting the generality of the foregoing, the Manager may (i) renegotiate the non-financial terms of any investment or otherwise modify the manner in which the Company conducts its affairs; (ii) permit or require the Transfer, in accordance with Section 9, of all or a portion of the Bonds of any of the ERISA Bondholders; (iii) terminate the right and obligation of ERISA Bondholders to make Capital Contributions in accordance with Section 2; (iv) apply for administrative relief from the DOL or other applicable regulatory body; or (v) require the Transfer, in accordance with Section 9 of all or a portion of the Bonds of any of the ERISA Bondholders. In the case of a redemption pursuant to this Section 2.3(g), such redemption shall be effected at the current principal plus accrued interest consistent with the bond accretion schedule as of the end of the calendar quarter immediately preceding such redemption. Further, upon any such redemption of Bonds from a Benefit Plan Investor, a portion of the proceeds otherwise payable to such Benefit Plan Investor equal to the accrued, but unpaid fund administration fees and asset management fees shall instead be distributed to the Manager or its Affiliate pursuant to Section 4.9. On the other hand, if the Manager determines that any such action would not be sufficient to permit the Company to qualify for another exemption under the Plan Assets Regulation or if the Company is unable to make the necessary redemptions, the Manager either shall undertake in good faith to manage the affairs of the Company in a manner which complies with the applicable requirements of ERISA or shall cause the liquidation of the Company. If the assets of the Company at any time are deemed to be Plan Assets, then each Company that is an ERISA Bondholder shall, at the request of the Manager, identify to the Manager which of the Persons on a list furnished by the Manager of Persons with whom the Company may have had non-exempt dealings are parties in interest or disqualified persons (as defined in Sections 3 of ERISA and 4975 of the Code, respectively or similar related parties under the applicable provisions of any Similar Law) with respect to such ERISA Bondholder. If any Bonds held by the ERISA Bondholder are to be redeemed pursuant to this Section 2.3(g), the Manager may effect such redemption in cash or in the form of a promissory note, the terms and conditions of which shall be reasonably acceptable to the ERISA Bondholder.

2.4 Certificates.

(a) Upon the issuance of Bonds by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Digital Certificates in the name of such Person evidencing the number of such Bonds being so issued. Certificates shall be executed on behalf of the Company by the Manager. No Certificate representing Bonds shall be valid for any purpose until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Manager or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Manager or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Manager or Transfer Agent at the date of issue. Certificates for each class of Bonds shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Bonds.

(b) If any mutilated or lost Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Manager on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Bonds as the Certificate so surrendered. The Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Bondholder: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Bondholder fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Bonds represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Bondholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Bond Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

2.5 Record Holders. The Company shall be entitled to recognize a Bondholder as the owner of a Bond and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Bond on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Bonds, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Bondholder with regards to such Bonds.

2.6 Agreements. The rights of all Bondholders and the terms of all Bonds are subject to the provisions of this Agreement.

SECTION 3

BOND PAYMENTS

3.1 Interest Payments

Interest Payments shall be made to Bondholders on a quarterly annual basis in arrears on the original principal invested at the Pay Rate of FOUR percent (4%) per annum over fifteen years and sixty (60) payments. The Promissory Note carries a Coupon Rate of FIVE and ONE-HALF percent (5.5%) on the unpaid principal balance. The difference between the Coupon Rate and the Pay Rate will accrue to the principal on an annual quarterly basis.

3.2 Principal Payment

Payment of principal and any outstanding interest due shall be made at the end of the fifteen year Term of the Bond.

3.3 First Interest payment

Investors may execute subscription documents at any time, subject to acceptance by the Manager. However, an investment in REICI Bonds will become effective as a debt investment only at the Manager’s acceptance of the subscription and associated deposit of an Investor’s money into REICI’s subscription account (the “Effective Date”). Interest on REICI Bonds will begin to accrue as on the first day of the next calendar month after the date the Investor’s subscription funds are deposited into REICI’s bank account “Effective Date”. Thereafter, all interest payments shall be made on an annual quarterly basis.

SECTION 4

MANAGEMENT

4.1 Rights and Powers of the Board.

(a) Management of the Company shall be vested in a board of managers of the Company (the “Board”), except to the extent otherwise provided in this Agreement. The Bondholders intend and agree that the Board is for all purposes the “manager” of the Company as defined in the Act. The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, provided, that no such delegation shall cause the Board to cease to be the “manager” of the Company within the meaning of the Act. The Board hereby delegates its powers or authority pursuant to this Agreement to the Manager. The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Board at any time, or may choose to withdraw as manager, under certain circumstances. Except as expressly set forth herein, no Bondholder, solely in his or her capacity as a Bondholder, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company.

(b) The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the Bondholders and the Manager remains liable for any such Affiliate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

(c) The sole duty of each Board Member to the Company and to the Bondholders shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute Disabling Conduct. It is the express intention of the Bondholders that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Board Members to the Company or to any Bondholders otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenant of good faith and fair dealing.

(d) Except as otherwise specifically provided in this Agreement, in exercising its authority under this Agreement, the Board may, but shall be under no obligation to, take into account the tax consequences to any Bondholder of any action taken by it. The Board and the Company shall have no liability to a Bondholder as a result of an income tax liability incurred by such Bondholder as a result of an action (or inaction) by the Board taken pursuant to and in accordance with its authority under this Agreement.

(e) Subject to the express provisions of this Agreement, the Board shall have full, complete and exclusive right, power and authority to cause the sale or other disposition of all or substantially all of the assets of the Company or a merger, consolidation, reorganization, business combination or similar transaction with respect to the Company.

(f) The Manager may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, without the approval of the Board so long as the Manager remains liable for any such Person’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

(g) The Manager shall have the right, power and authority to (i) request from any Bondholder such information as the Manager deems necessary to eliminate or reduce the exposure of the Company or the Bondholders, in general, to adverse tax, ERISA or regulatory consequences, and (ii) require every prospective Bondholder to (a) represent and agree as to whether it is, or is not, and shall not be for the duration of its investment in the Company, an ERISA Bondholder and (b) provide such other assurances as the Manager may determine.

4.2 Composition of the Board. The Board shall be composed of at least three (3) individuals appointed by the Manager in its capacity as Owner of the Company. Each individual so appointed is referred to herein as a “Board Member.” The initial Board Members shall be: (i) Alan R Blair; (ii) Matthew Blair; and (iii) Gregg Saunders. Each Board Member shall hold office until his or her successor is appointed, or until his or her earlier resignation or removal, in each case in accordance with Section 4.3. Each Board Member shall be an individual, but need not be a Bondholder or Officer or an employee, consultant, independent contractor or agent of the Company or any of its Subsidiaries.

4.3 Resignation, Removal and Replacement of Board Member.

(a) Any Board Member may resign from office at any time by giving written notice to the Company. The resignation of any Board Member shall take effect upon the Company’s receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of a Board Member who is also a Bondholder shall not affect such Person’s rights as a Bondholder.

(b) A Board Member shall be removed from office automatically upon his or her death. The Manager shall have the power to remove a Board Member for “cause”, defined for purposes of this Section 4.3(b) as:

(i) the Board Member’s continued breach of any material provision of this Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if such Board Member, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(ii) the commencement of any proceeding relating to the bankruptcy or insolvency of the Board Member, including an order for relief in an involuntary bankruptcy case or the Board Member authorizing or filing a voluntary bankruptcy petition;

(iii) the Board Member committing fraud against the Company, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement;

(iv) the dissolution of the Manager.

(c) Any vacancy occurring on the Board shall be filled by the Manager in its capacity as Owner of the Company.

4.4 Meetings of the Board.

(a) Any Board Member shall have the power to call regular meetings of the Board, provided, that, unless otherwise determined by the Board, the Board shall meet at least annually on a schedule to be determined by the Board. Any Board Member shall have the power to call special meetings of the Board. A special meeting of the Board shall be held on the date and at the time set by the party calling the special meeting. All meetings of the Board shall be held at the principal office of the Company or at such other place as may be designated by the Board. If approved by the Board, individuals who are not Board Member may be invited to observe or participate in meetings of the Board in an advisory, non-voting capacity. Board Members may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

(b) No notice is required of regular Board meetings held in accordance with such schedule as may be established by the Board from time to time. It shall be sufficient notice to a Board Member of a special meeting to send notice by overnight courier, e-mail or facsimile at least one (1) Business Day, before the meeting addressed to such Board Member at his or her usual or last known business or residence address, e-mail address or facsimile number, as applicable, or to give notice in person or by telephone at least one (1) Business Day before the special meeting. Notice of a special meeting need not be given to any Board Member if a written waiver of notice, executed by him or her before, after or at the special meeting, is filed with the records of the meeting, or to any Board Member who attends the special meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a special meeting nor a waiver of a notice need specify the purposes of the special meeting. Notice of any special meeting shall be deemed to be delivered, given and received (i) on the date of receipt if delivered personally or by telephone, (ii) on the next day if delivered by overnight courier or (iii) on the date of transmission if transmitted by facsimile or e-mail (and, notwithstanding anything in Section 12.1 to the contrary, the Person to whom such facsimile or e-mail was sent is not required to acknowledge that such facsimile or e-mail was received by such Person in legible form, or to respond to the facsimile or e-mail without indicating that any part of it was received in illegible form, in order for notice of the meeting to be deemed delivered, given and received pursuant to this sentence).

(c) Board Members entitled to cast at least a majority of the votes entitled to be cast by all Board Members shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Consent of the Board for purposes of this Agreement shall require the affirmative vote of Board Members holding at least a majority of the votes entitled to be cast by all Board Members. Each Board Member shall have one (1) vote on each matter before the Board.

(d) Each Board Member may vote either in person or by a proxy which such Board Member has duly executed in writing. No proxy shall be valid after one (1) year from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Board Member may revoke any proxy which is not irrevocable by attending the relevant meeting and voting in person or by filing an instrument in writing revoking the proxy, or another duly executed proxy bearing a later date, with the Company. Participation in a meeting by proxy in accordance with this Section 4.4(d) shall constitute presence in person at the meeting.

(e) Any action that the Board is empowered to take may be taken on behalf of the Board by a committee that is appointed by action of the Board. Any such committee shall consist of one (1) or more Board Members.

(f) The Board may adopt procedures and methods designed to permit the business of the Company to proceed in an orderly and prompt manner, notwithstanding the necessity of Board approvals required hereunder.

4.5 Action of the Board Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, without prior notice and without a vote, if consented to in writing by Board Members holding at least a majority of the votes entitled to be cast by all Board Members.

4.6 Electronic Communications. A transmission of a document in .pdf, .tif, .gif, .peg or similar format attached to an e-mail message by a Board Member or proxyholder (or by any Person authorized to act on such Person’s behalf) of a proxy or a written consent to an action to be taken shall be deemed to be written, signed, dated and delivered to the Company for the purposes of this Agreement, provided, that any such e-mail sets forth or is delivered with information from which the Company can determine (i) that the e-mail was transmitted by the Board Member or proxyholder, or by a Person authorized to act for the Board Member or proxyholder, and (ii) the date on which such Board Member, proxyholder or authorized Person transmitted such e-mail. The date on which such e-mail is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such e-mail of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Board Member, each Board Member, proxyholder or other authorized Person who delivered a consent or proxy by e-mail shall re-execute the original form thereof and deliver such original to the Company.

4.7 Compensation of Board Member. Board Member shall not receive any compensation or other remuneration from the Company for their services to the Company as Board Member.

4.8 Officers.

(a) The Board may, from time to time, appoint and remove officers of the Company (the “Officers”), to serve at the pleasure of the Board, with such powers and duties as the Board may determine. The Officers may include a President, one or more Senior Vice Presidents and/or Vice Presidents and such other officers with such powers and duties as it shall deem necessary or desirable. Unless the Board otherwise determines, if the title assigned to an Officer is one commonly used for officers of a corporation formed under the Delaware General Corporation Law, then the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are customarily associated with such office pursuant to the Delaware General Corporation Law. Each Officer shall have such other duties as the Board may from time to time designate. Each Officer shall serve until his or her successor is appointed and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. A Bondholder or a Board Bondholder may also serve as an Officer. Appointment of an Officer shall not of itself create contract rights between the Company and such Officer.

(b) Any Officer may be removed, with or without cause, by the Board. Any such removal by the Board shall be without prejudice to the contract rights, if any, of the person so removed. Any Officer may resign at any time by giving written notice to the Company. The resignation of any Officer shall take effect upon the Company’s receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of an Officer who is also a Bondholder shall not affect such Person’s rights as a Bondholder. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

(c) Notwithstanding any other authority granted to any Officer, no Officer shall take, or cause to be taken, any action in contravention of this Agreement or any decision of the Board.

(d) Officers may receive compensation or other remuneration from the Company for their services to the Company as Officers.

(e) The Board may authorize any Officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board and executed by an authorized person.

(f) The sole duty of each Officer to the Company and to the Bondholders shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute Disabling Conduct. It is the express intention of the Members that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Officers to the Company or to any Member otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenant of good faith and fair dealing.

4.9 Fees Payable to the Manager or its Affiliates. The Manager or its Affiliates shall be entitled to receive the fees set forth in this Section 4.9. The Manager or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

Administration Fee. An administration fee payable quarterly in arrears after the Escrow Break Date equal to an annualized rate of 1.00% per annum which, until the end of the first complete fiscal quarter, will be multiplied by the Capital received from the offering of the Bonds and pro-rated for the portion of the Company’s fiscal quarter by multiplying the REICI administration fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter the Capital has been administered and the denominator of which shall be the total number of days in such fiscal quarter,

4.10 Leverage. The Board is authorized to cause the Company and its Subsidiaries to enter into financing arrangements in accordance with the leverage policy as described in the Offering Document (the “Leverage Policy”). The Board may not cause or permit the Company and its Subsidiaries to make loans in violation of the Leverage Policy unless approved by the Investment Committee. The Board, at its sole discretion, may change the Leverage Policy from time to time.

4.11 Intentionally left Blank

4.12 Investment Committee.

(a) The Manager shall have an investment committee (the “Investment Committee”) consisting of no fewer than three (3) members. The initial members of the Investment Committee shall be as follows:

(i) Alan Blair;

(ii) Matthew Blair

(iii) Gregg Saunders

(iv) TBD

(v) TBD

(b) Each member of the Investment Committee shall serve until he or she resigns, dies or is removed by the Manager. Any vacancy on the Investment Committee for any reason shall, subject to the next sentence, be filled by the Manager; provided, that the Manager, in its discretion may elect not to fill any vacancy, so long as the Investment Committee has at least three (3) members. The Board will approve all appointments by the Manager to the Investment Committee and may remove a member of the Investment Committee at any time. The unanimous approval of the Investment Committee will be required for all investment decisions, including acquisitions, dispositions, and financings, as well as approving asset business plans and loan underwriting standards and any material changes to those business plans and loan underwriting standards

(c) The Manager shall reasonably promptly notify the Members of any change in the membership of the Investment Committee.

4.13 Certain Conflicts of Interest. Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the Company and the Bondholders. The resolution of any Conflict of Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and the Bondholders and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest (except for the Warehoused Transactions) shall be subject to review and approval by the Independent Representative.

SECTION 5

BondholderS

5.1 Admission; Rights and Powers. Upon issuance to a Person of Bonds in accordance with this Agreement, such Person shall become a Bondholder of the Company. The Bondholders shall have no voting rights, except, with respect their Investment, those required by Delaware law. As a result, except with respect to matters required to be submitted to Bondholders under Delaware law, all matters will be decided by the Manager. Bondholders will have no ability to elect directors or, except with respect to matters required to be submitted to Bondholders under Delaware law, to determine the outcome of any REICI matters. No Bondholder shall have any other right or power to take part in the management or control of the Company or its business and affairs or any right or power to act for or bind the Company in any way.

5.2 No Withdrawal or Dissolution. No Bondholder shall at any time withdraw from the Company under the Act or otherwise except pursuant to a Transfer permitted under Section 8 or unless the Board otherwise consents to such withdrawal. No Bondholder shall have the right to have the Company dissolved or to have its contribution to the capital of the Company returned except as provided in this Agreement. The Bondholders shall take no action to dissolve the Company except as expressly contemplated by this Agreement. Each Bondholder covenants not to apply to any court for a decree of dissolution of the Company, under the Act or otherwise. The dissolution or bankruptcy of a Bondholder, or any other event that causes a Bondholder to cease to be a Bondholder of the Company shall not, in and of itself, dissolve or terminate the Company.

5.3 Consent. Each of the Bondholders hereby consents to the exercise by the Board of all the rights and powers conferred on the Board by this Agreement; provided, however, that the consent provided in this Section 5.3 shall not be deemed to modify or restrict the duties set forth in Section 4.1(c) of this Agreement.

5.4 No Dissenters’ Rights. No Bondholder shall have any of the rights to dissent as set forth in the Act or otherwise.

5.5 No Appraisal Rights. No Bondholder shall have any contractual appraisal rights as set forth in Section 18-210 of the Act or otherwise.

5.6 ERISA Representations, Covenants and Warranties of the Bondholders. Each of Bondholders hereby warrants, covenants and represents to the Manager and each other Bondholder, with full knowledge that each such Bondholder is acting in reliance upon the same in executing this Agreement and commencing performance hereunder, that if such Bondholder becomes an ERISA Bondholder, ceases to be an ERISA Bondholder or the portion of the funds or other consideration used to acquire such Bondholder’s Interest that is considered Plan Assets increases or decreases, such Bondholder shall immediately notify the Manager in writing.

SECTION 6

BOOKS AND RECORDS; REPORTS

6.1 Books and Records. The Company shall maintain, at its principal place of business (or such other place as the Board may designate), the books and records required to be maintained by the Act and shall be available upon reasonable notice for inspection by the Bondholders at reasonable hours during any Business Day. A Bondholder may, subject to reasonable standards as may be established from time to time by the Board, obtain from the Company, from time to time upon reasonable demand for any purpose reasonably related to such Bondholder’s interest in the Company, such information (including that specified in Section 18-305 of the Act) regarding the affairs of the Company as is just and reasonable. All financial records shall be maintained, and all financial reports required hereby shall be presented, in U.S. dollars.

6.2 Annual Reports. The Company shall prepare an annual report and deliver it to Bondholders within 120 days after the end of each fiscal year. The annual report will contain audited financial statements. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

6.3 Tax Matters. Except as otherwise provided in this Section 6.3, the Board shall have the exclusive right to determine whether the Company shall make available elections for federal, state or local income tax purposes.

6.4 Electronic Delivery. Each Bondholder consents to the delivery by the Company of all financial statements, tax forms, investor newsletters, offering document supplements, revised Company governing documents, annual privacy notice, and other investor notices and materials by posting them on the Company’s password-protected website.

SECTION 7

AMENDMENTS

7.1 Amendments Generally. Except as otherwise provided in this Section 7, and notwithstanding any contrary provision of the Act, this Agreement may be amended from time to time by the Manager in the Manager’s sole discretion.

7.2 Amendment by the Board. Without in any way limiting Section 7.1 above, the Board may cause this Agreement to be amended, by causing an instrument of amendment to be executed:

(a) to effect changes of an inconsequential or ministerial nature that do not materially adversely affect the rights or interests of any of the Bondholders;

(b) to cure any ambiguity or correct or supplement any provisions hereof which may be inconsistent with any other provision hereof or the governing documents of REICI or to correct any printing or clerical errors or omissions so long as such amendment under this Section 7.2(b) does not adversely affect the rights or interests of any of the Bondholders;

(c) to give effect to the admission, redemption, or withdrawal of Bondholders in accordance with the terms hereof;

(d) to make changes to this Agreement after the Effective Date so long as such changes do not materially and adversely affect the rights or interests of any existing Bondholder;

(e) to add to the representations, duties or obligations of the Board or surrender any right or power granted to the Board herein, for the benefit of the Bondholders;

(f) to satisfy any requirements, conditions, guidelines or opinions contained in any applicable opinion, directive, order, ruling or regulation of any governmental authority (including, without limitation, the U.S. Securities and Exchange Commission, the U.S. Internal Revenue Service, or any other federal or state or non-U.S. governmental agency) or in any applicable statute or law (including, without limitation, any federal or state or non-U.S. statute), compliance with which the Board deems to be in the best interests of the Company and the Bondholders, provided, that the Board reasonably determines that such amendment is not likely to have a material adverse impact on the likelihood that the Company will achieve its investment objectives;

(g) as may be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures;

(h) to change the name of the Company in accordance with Section 1.2 or its principal place of business, registered office or registered agent in accordance with Section 1.4;

(i) as contemplated by Section 2.2(d); and

(j) to address changes in regulatory or tax legislation to the extent such amendment would not add to the obligations (including any tax liabilities) of any Bondholder or otherwise alter any of the rights (including entitlements to payments or another economic rights) of such Bondholder.

7.3 Amendments Provided to Bondholders. The Company will provide each Bondholder with a copy of any amendment to this Agreement made pursuant to this Section 7.

7.4 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Section 7, the Board shall cause the Company to amend the Certificate of Formation to reflect such change if such amendment to the Certificate of Formation is required or if the Board deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment.

SECTION 8

TRANSFER OF BONDS

8.1 Registration and Transfer of Bonds. Subject to the restrictions on transfer and ownership limitations contained below and in Section 9 hereof:

(a) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Bonds. Unless otherwise provided in any Bonds Designation, a Transfer Agent may, in the discretion of the Board or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Bonds and transfers of such Bonds as herein provided. Upon surrender of a Certificate for registration of transfer of any Bonds as evidenced by a Certificate, the Board shall execute and deliver, and in the case of Bonds, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Bondholder’s instructions, one or more new Certificates evidencing the same aggregate number and type of a as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number and email address for each such transferee as contemplated by Section 12.1.

(b) The Company shall not recognize any transfer of Bonds (i) until the Certificates evidencing such Bonds, if any, are surrendered for registration of transfer or (ii) if the Manager determines that, based on the advice of counsel, such transfer would (A) violate, or require registration or qualification under, applicable Federal, state or foreign securities laws, (B) cause the Company’s assets to be deemed to be Plan Assets or to become subject to the provisions of ERISA, the Code or the provisions or any applicable Similar Law, (C) cause the Manager to become a fiduciary with respect to the assets of any existing or contemplated ERISA Member pursuant to ERISA or the provisions of any applicable Similar Law or (D) otherwise violate any applicable law. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) In the event that the Bonds are not evidenced by a Certificate, the Company shall not recognize any transfer of Bonds until it has received written documentation that the Board, in its sole discretion, determines is sufficient to evidence the transfer of such Bonds.

(d) By acceptance of the transfer of any Bond, each transferee of a Bond (including any nominee holder or an agent or representative acquiring such Bonds for the account of another Person) (i) shall be admitted to the Company as a Substitute Bondholder with respect to the Bonds so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the holder of the Bonds so transferred, (iv) grants powers of attorney to the Board and any Liquidating Trustee of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Bonds and the admission of any new Member shall not constitute an amendment to this Agreement.

(e) Notwithstanding the foregoing, so long as (i) REI Capital Managment, LLC, or one of its Affiliates, remains the Manager of the Company, and (ii) access to an online portal and the ability to open accounts thereon is reasonably available to potential transferees, no transfer of Bond shall be valid unless the transferee has established an account on such online platform.

8.2 Personal Conduct Repurchase Right.

(a) In the event that a Bondholder fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon the Company, as determined by the Board in its sole, but good faith, discretion, the Board may elect, at its sole discretion, to cause the Company to repurchase all, but not less than all, of the Bonds held by such Bondholder.

(b) In the event that the Board elects to cause the Company to repurchase any Bonds pursuant to this Section 8.2, the Company shall, within fifteen (15) business days of the Board’s election, send written notice to the applicable Bondholder stating that the Company is exercising its right to repurchase such Bonds pursuant to Section 8.2 of this Agreement.

(c) In connection with any repurchase by the Company of Bonds pursuant to this Section 8.2, the purchase price paid to the applicable Bondholder shall be determined by the Payment and Accrual Schedule, attached to the Offering Document. Any purchase price paid pursuant to this Section 8.2 shall be delivered to the applicable Bondholder within 15 business days after the notice specified in Section 8.2(b) above is delivered to such Bondholder. Any Bonds repurchased pursuant to this Section 8.2 will cease to accrue payments and will not be treated as outstanding, and the applicable Bondholder will cease to be a Bondholder of the Company, as of the date that the purchase price is delivered to the applicable Bondholder.

8.3 Call Option. At the option and sole discretion of the Manager and to the fullest extent permitted by applicable laws and regulations, Manager may purchase all or part of a Bond or Bonds at any time. The Call price shall be determined according to the Payment and Accrual Schedule, attached to the Offering Document.

8.4 Restriction Period. This period shall be stated in the Offering Document and shall be the holding period before REICI Bonds may be sold or traded. This period may be longer than that set by any SEC regulation and is set for the purpose of establishing sufficient financial performance and financial reporting.

SECTION 9

DUTIES; LIABILITY; INDEMNIFICATION

9.1 Other Activities. Each Bondholder, together with each of the Board Members, the Manager, and each of their Affiliates, may, subject to the terms of this Agreement and the establishment and existence of the Company, engage in whatever activities such Person may choose, whether such activities are competitive or comparable with the activities of the Company or otherwise, and no such activity will be a violation of the duties set forth in Sectionn 4.1(c).

9.2 Limitation of Liability. To the maximum extent permitted under the Act in effect from time to time, none of (A) the Manager or any of its Affiliates or any director, officer, shareholder, partner, member, employee, trustee, representative or agent of the Manager or any of their Affiliates, including any member of the Board; (B) the Company or any of their respective Affiliates or any director, officer, shareholder, partner, member, employee, trustee, representative, or agent of the Company or any of such Affiliates, including the Manager; or (C) any other Person so designated by the Board (each, an “Exculpated Person” and collectively, the “Exculpated Persons”) shall be liable to the Company or to any Bondholder for (i) any act performed or omission to perform by such Exculpated Person, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, except to the extent such loss, claim, cost, damage or liability results from (a) fraud or intentional misconduct by such Exculpated Person, (b) criminal conduct which the Exculpated Person had no reasonable cause to believe was lawful, (c) in the case of Persons listed in clauses (A) and (B) above, gross negligence by such Exculpated Person, or (d) in the case of Persons listed in Clauses (A) and (B) above, any transaction for which such Exculpated Person received an actual benefit in violation or breach of any provision of this Agreement (all items in (a) through (d), collectively, “Disabling Conduct”), (ii) any tax liability imposed on the Company, unless such tax liability results from Disabling Conduct, or (iii) any losses due to the fraud, willful misconduct, or gross negligence of any agents of the Company, unless the selection or monitoring of such agents involved Disabling Conduct by an Exculpated Person. Without limiting the generality of the foregoing, each Exculpated Person shall, in the performance of his, her, or its duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports, or statements presented to such Exculpated Person by the Board, the Manager or by any other Person as to matters such Exculpated Person reasonably believes are within such other Person’s professional or expert competence and who has been selected and monitored with reasonable care by or on behalf of the Board, the Manager, the Company, or its Affiliates. This Section 9.2 shall not apply to the actions of the Manager or any of its Affiliates taken pursuant to Affiliate Service Contracts, which actions shall be governed by the applicable Affiliate Service Contract and the duties and standards of care set forth therein. Any termination of this Agreement or amendment to this Section 9.2 shall not adversely affect any right or protection of an Exculpated Person existing at the time of such termination or amendment.

9.3 Indemnification. To the fullest extent permitted by law:

(a) The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless each Exculpated Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, investigations (internal or otherwise), costs, expenses, and disbursements of any kind or nature whatsoever (including all costs and expenses of defense, appeal, and settlement of any and all suits, actions, and proceedings involving such Exculpated Person and all costs of investigation (internal or otherwise) in connection therewith) that may be imposed on, incurred by, or asserted against such Exculpated Person in any way relating to or arising out of, in connection with, alleged to relate to or arise out of, or in connection with any action or inaction on the part of such Exculpated Person that relates in any way to the Company or any Subsidiary thereof or any Strategic Investment or to the business or assets thereof; provided, however, that the indemnification obligations in this Section 9.3(a) shall not apply to (i) the portion of any liability, loss, obligation, damage, penalty, cost, expense or disbursement that results from Disabling Conduct, or (ii) disputes solely among the Exculpated Persons and which involve no third parties.

(b) Prior to the final disposition of an action, claim or proceeding with respect to which an Exculpated Person may be entitled to indemnification pursuant to this Section 9.3, such Exculpated Person shall be reimbursed by the Company for any expenses that are incurred by such Exculpated Person in connection with such action, claim or proceeding promptly upon receipt by the Company of a legally binding undertaking from the Exculpated Person to repay all amounts so paid by the Company to the extent that it is finally judicially determined (not subject to appeal) that the Exculpated Person is not entitled to be indemnified therefor under the terms hereof. In the event that the Company advances funds to an Exculpated Person pursuant to the preceding sentence, such undertaking shall provide that the Company shall have a right of subrogation with respect to any right of such Exculpated Person to recover from any insurance or other source of recovery.

(c) If a claim for indemnification or payment of expenses hereunder is not paid in full within ten (10) Business Days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under this Agreement.

(d) If for any reason (other than the Disabling Conduct of such Exculpated Person) the indemnification set forth in Section 9.3(a) is unavailable to an Exculpated Person, or is insufficient to hold such Exculpated Person harmless, in respect of any losses, claims, costs, damages or liabilities referred to in Section 9.3(a), then the Company shall contribute to the amount paid or payable by such Exculpated Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such Exculpated Person, on the other hand, but also the relative fault of the Company and such Exculpated Person, as well as any relevant equitable considerations.

(e) The reimbursement, indemnity and contribution obligations of the Company under this Section 9.3 shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company and each Exculpated Person. Any termination of this Agreement or amendment to this Section 9.3 shall not adversely affect any right or protection of an Exculpated Person existing at the time of such termination or amendment.

(f) The Manager shall have the power, on behalf of the Company, to purchase and maintain insurance on behalf of the Exculpated Persons against any liability asserted against or incurred by them in any such capacity or arising out of any such Exculpated Person’s status as the Manager, the General Partner, the Company, the Operating Partnership any of their respective Affiliates, or any member of the Board, director, officer, shareholder, partner, member, employee, trustee, representative, or agent of any of them, whether or not the Company would have the power to indemnify such Exculpated Person against such liability under the provisions of this Agreement. Notwithstanding any provision hereof to the contrary, each Exculpated Person shall be a third party beneficiary of Section 9.2 and this Section 9.3.

(g) This Section 9.3 shall not apply to the actions of the Manager, the General Partner, or any of its Affiliates taken pursuant to Affiliate Service Contracts, which actions shall be governed by the applicable Affiliate Service Contract and the indemnification provisions set forth therein.

SECTION 10

DISSOLUTION AND WINDING UP

10.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon, and only upon, the occurrence of any of the following (“Liquidating Events”):

(a) the election of the Board (or, if the Manager or at least 66.6% of the Board Members have been removed for “cause” pursuant to Section 4.3;

(b) at any time that the Company no longer has any Bondholders, unless the Company’s business is continued in accordance with the Act;

(c) the sale or disposition of all or substantially all of the assets held directly or indirectly by the Company;

(d) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

(e) (i) the Manager determines that the assets of the Company may be deemed to be Plan Assets, or (ii) the Manager determines that such earlier dissolution is necessary or advisable because there has been a material adverse change in any applicable law or regulation or to avoid any violation of, or registration under, the Investment Company Act, ERISA, Section 4975 of the Code or applicable Similar Law.

10.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, satisfying the claims of its creditors and distributing its remaining assets to the Members. In connection with the liquidation or winding up of the Company, the Board or the Liquidating Trustee (as defined below) may, among other things, cause a sale of all or substantially all of the assets of the Company to a third party or cause a sale of individual properties, in each case, without any approval of the Bondholders, so long as the consideration consists of cash or marketable securities. Upon the occurrence of a Liquidating Event, no Bondholders shall take any action that is inconsistent with the winding up of the Company’s business and affairs in accordance with this Section 10.2. The Board or, if the Board Members have withdrawn or otherwise been removed from the Company, any Person (the “Liquidating Trustee”) designated in writing by the Manager shall be responsible for overseeing the winding up and dissolution of the Company. The Board or the Liquidating Trustee, as the case may be, shall conduct such winding up in a reasonable period of time under the circumstances, and, in any case, as expeditiously as is in the best interests of the Company as determined by the Board or the Liquidating Trustee, as the case may be. The assets of the Company shall be liquidated by the Board or the Liquidating Trustee, as the case may be, and the proceeds thereof shall be applied and distributed in the following order:

(a) First, to creditors, including Bondholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment); and

(b) The balance, if any, to the Manager.

10.3 Rights of Bondholders. Each Bondholder shall look solely to the assets of the Company for the return of its Capital Contribution. Except as otherwise provided in this Agreement, no Bondholder shall have priority over any other Bondholder as to the return of its Capital Contribution, distributions, or allocations.

10.4 Notice of Dissolution. In the event a Liquidating Event occurs, the Company shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members.

10.5 Certificate of Cancellation. Upon the dissolution and the completion of winding up of the Company, the Board or the Liquidating Trustee, as the case may be, shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and appropriate instruments under the laws of any other states or jurisdictions in which the Company has engaged in business.

SECTION 11

POWER OF ATTORNEY

11.1 Power of Attorney. Each Bondholder hereby irrevocably makes, constitute, and appoints each Board Member, the Manager and the Liquidating Trustee, if any, in such capacity as the Liquidating Trustee for so long as it acts as such, as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) the original certificate of formation of the Company and all amendments thereto required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments deemed advisable by the Board, the Manager or the Liquidating Trustee to carry out the provisions of this Agreement and applicable law or to permit the Company to become or to continue as a Limited Liability Company or a company wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Board, the Manager or the Liquidating Trustee deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including in connection with any Transfer of Bonds, the admission of additional Bondholders or substituted Bondholders or the issuance or redemption of Bonds, in each case pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Board, the Manager or the Liquidating Trustee to effect the dissolution and termination of the Company; (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company; and (g) all other instruments or papers that may be required or permitted by law to be filed on behalf of the Company that are not legally binding on the Bondholders in their individual capacity and are necessary to carry out the provisions of this Agreement. The Board or the Manager shall notify each Bondholder for which it has exercised a power-of-attorney as soon as practicable thereafter.

11.2 Survival of Power-of-Attorney. The foregoing power of attorney:

(a) is coupled with an interest, shall be irrevocable, and shall survive and shall not be affected by the subsequent death, disability, or incapacity of any Bondholder;

(b) may be exercised by the Board Member, the Manager or the Liquidating Trustee, as appropriate, either by signing separately as attorney-in-fact for each Bondholder or by a single signature of the Board Member, the Manager or the Liquidating Trustee, as appropriate, acting as attorney-in-fact for all of them; and

(c) shall survive the delivery of any assignment by a Bondholder of the whole or any fraction of its interest in the Company; except that, where the assignee of the whole of such Bondholder’s interest in the Company will be admitted to the Company as a substituted Bondholder in accordance with the terms hereof, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Board Member, the Manager or the Liquidating Trustee, as appropriate, to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

11.3 Written Confirmation of Power-of-Attorney. Each Bondholders shall execute and deliver to the Company within fifteen (15) days after receipt of the Company’s request therefor a confirmatory or special power-of-attorney, containing the substantive provisions of this Section 11.

SECTION 12

MISCELLANEOUS

12.1 Notices. Any notice, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally (ii) sent by postage prepaid, certified mail (airmail internationally), return receipt requested, (iii) transmitted by facsimile transmission, e-mail or other electronic means or (iv) delivered by nationally recognized overnight courier, addressed as follows, or to such other address as such Person may from time to time specify by notice, in the case of the Company or the Board, and, in the case of a Bondholder, to the Company:

(a) If to the Company, to the Company at the address of the principal place of business of the Company set forth in Section 1.4(a);

(b) If to the Manager, to the address of the principal place of business of the Company set forth in Section 1.4(a); and

(c) If to a Member, to the address of such Member as set forth in the books and records of the Company (or the Transfer Agent, if any).

Any such notice, demand or communication shall be deemed to be delivered, given and received for all purposes hereof (w) on the date of receipt if delivered personally or by courier, (x) three (3) days after posting if transmitted by postage prepaid, registered mail (airmail internationally) or (y) the date of transmission if transmitted by facsimile, e-mail or other electronic means if received by recipient no later than 4:30 p.m. in recipient’s local time zone on a Business Day, otherwise such notice, demand or communication shall be deemed to be delivered on the following Business Day, provided, that the Person to whom the facsimile or e-mail was sent acknowledges that such facsimile or e-mail was received by such Person in completely legible form, or that such Person responds to the facsimile or e-mail without indicating that any part of it was received in illegible form, whichever shall first occur. Notwithstanding the foregoing, the Company may deliver distribution notices, reports and tax information pursuant to Section 6 and amendments made pursuant to Section 7 by e mail (including an e-mail referring the recipient to the Company’s investor portal), and no acknowledgement or response shall be necessary for deemed delivery to occur.

12.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Bondholder and their respective successors, transferees and assigns.

12.3 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Bondholder.

12.4 Time. Time is of the essence with respect to this Agreement.

12.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

12.7 Further Action. Each Bondholder, upon the request of the Company, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

12.8 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Bondholders.

12.9 Waiver of Action for Partition. Each of the Bondholders irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company’s assets.

12.10 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each Member may execute a separate signature page, with the same effect as if all of the Bondholder had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

12.11 Board’s Discretion. Whenever in this Agreement the Board is permitted or required to make a decision, unless otherwise explicitly provided in this Agreement, it may do so in its sole and absolute discretion; provided, that nothing in this Section 12.11 shall affect or modify the Board Members’ standard of care set forth in Section 4.1(c) of this Agreement or permit the Board to take actions in violation of this Agreement.

12.12 Entire Agreement. This Agreement (including all exhibits hereto), together with (a) the Subscription Agreements relating to each Bondholder’s subscription for Bonds and (b) side letters, if any, between a Bondholder and the Company (provided that any such side letter shall only be applicable to the Bondholder signatory thereto), constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior understandings or agreements, oral or written, among the parties.

12.13 Third Party Beneficiaries. Other than as specifically set forth in Section 9.3(f), this Agreement is exclusively for the benefit of the parties hereto and their successors and permitted assigns and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

12.14 Jurisdiction; Waiver of Jury Trial.

(a) Each party hereby irrevocably (i) submits to the exclusive jurisdiction of the Delaware Court of Chancery or other state or federal court in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, the relations between the parties and any matter, action or transaction described in this Agreement, whether in contract, tort or otherwise, including, as applicable, claims arising from federal securities laws, (ii) agrees that such courts shall have exclusive jurisdiction over such actions or proceedings, (iii) waives the defense that Delaware is an inconvenient forum to the maintenance and continuation of such action or proceeding, (iv) consents to the service of any and all process in any such action or proceeding by the mailing of copies (certified mail, return receipt requested and postage prepaid) of such process to them at their addresses specified in Section 12.1 and (v) agrees that a final and non-appealable judgment rendered by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that an action or proceeding is initiated in one of the courts referenced above and is pending, the parties agree, for the convenience of the parties and subject to any limitations on subject matter jurisdiction of the court, to initiate any counterclaims or related actions in the same proceeding (as opposed to a separate proceeding in any of the other courts specified above).

(b) EACH PARTY HERETO, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS), INCLUDING, AS APPLICABLE, CLAIMS ARISING FROM FEDERAL SECURITIES LAWS.

(c) Notwithstanding Sections 12.12(a) and 12.12(b), the parties hereto will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

12.15 Confidentiality.

(a) Except as may be required by law or valid subpoena or other lawful process, the failure of which to comply would subject the respective Bondholder to damages or judicial or administrative censure or contempt (or as may be required in connection with an examination or audit of a Bondholder by any governmental agencies having regulatory jurisdiction over a Bondholder), each Bondholder shall maintain in strict confidence, and shall not disclose to any Person (other than the Board, the Manager, or another Bondholder, or its or their respective advisors, each of whom shall be bound by this Section 12.15), any and all material, nonpublic information concerning the operations, business, or affairs of the Company, the Manager, any Affiliate of the foregoing Persons or any Bondholder (“Confidential Information”). Each Bondholder that is subject by law to requirements of public access and disclosure and/or regulatory review shall nonetheless endeavor by all legally permissive means reasonably available to it (other than the obligation to engage in legal proceedings) to maintain the confidentiality of all Confidential Information. If any Bondholder is compelled by law, regulation, subpoena, legal process, or other demand to which such Bondholder believes it is legally obligated to comply, to disclose any Confidential Information, such Bondholder shall use its best efforts to give prompt notice of such fact to the Company so that the Company or affected Bondholder may, if it desires, seek a protective order or other governmental or judicial relief to prevent disclosure of such information.

(b) Any obligation of a Bondholder pursuant to this Section 12.15 may be waived by the Board in its sole discretion.

THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK

REI Capital Income LLC

Bondholder SIGNATURE PAGE

The undersigned hereby executes, enters into and agrees to be bound by the Limited Liability Company Agreement of REI Capital Income LLC, dated________________.

BondholderS:
All Bondholders now and hereafter admitted as such to the Company pursuant to powers of attorney now and hereafter executed in favor of and delivered to the Manager
By:	REI CAPITAL MANAGEMENT, LLC, as attorney-in-fact

By:	/s/ Alan Blair
Name:	Alan Blair
Title:	Managing Member
Date:

Exhibit 1A-3

SUBSCRIPTION AGREEMENT AND SUBSCRIBER CERTIFICATE

FOR THE PURCHASE OF

DIGITAL SECURITIZED TOKENS – 5.5% BONDS

TOKEN VALUE USD$100 – TOTAL OFFERING USD$75,000,000

The Secured Bonds issued as Digital Securitized tokens (“TOKENS”) under the terms of this Offering Are highly speculative securities and involve significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement or the offering circular (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date. This agreement (Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and REI Capital Income LLC., an Delaware corporation (the “Company”), and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of Bonds of its common stock (the “Bonds”) as described in the Company’s Offering Circular dated March _______, 2022 (the “Offering Circular”)”), a copy of which has been delivered to Subscriber. The Bonds are also referred to herein as the “Securities.”

REICI Subscription Agreement, Page 1 of 5

ARTICLE I SUBSCRIPTION

1.01 Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Bonds set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Bonds to Subscriber at a purchase price of $100 per Bond for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Bonds as the Company may, in its sole discretion, deem necessary or desirable.

1.02 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Subscriber shall pay the Purchase Price for the Shares by check made payable to “REI Capital Growth LLC.”, ACH debit transfer, credit card, debit card, Crypto Currency, as converted to US Dollars or wire transfer to an account identified by the Company and when the original copy of this Agreement is completed, signed by the Subscriber, and received and accepted by the Company, (the “Closing Date”), the Company will execute and deliver the subscribed for Shares to the Subscriber.

(b) Payment of the Purchase Price shall be received by REI Capital Growth LLC from Subscriber.

(c) This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the purchase price for clearance will be deemed an acceptance of this Agreement;

(d) The Company shall have the right to reject this subscription, in whole or in part;

(e) If Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled, the payment of the Subscription will be returned promptly, without interest or deduction excepting only third-party transaction costs (if any);

(f) Upon acceptance of the subscription and Subscriber’s Purchase Price, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Bonds owned by Subscriber reflected on the books and records of the Company and verified by the company’s transfer agent or legal counsel, which books and records shall bear a notation that the Bonds were sold in reliance upon Regulation A.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.01 Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02 Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

2.03 Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

REICI Subscription Agreement, Page 2 of 5

2.04 Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or

(b) The Purchase Price set out in paragraph (b) of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.05 Bondholder Information. Within five days after receipt of a request from the Company or [Agent, Funding Portal or Underwriter], which is acting as an administrative agent for the Company, Subscriber hereby agrees to provide such information with respect to its status as a Bondholder (or potential Bondholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s Bondholders. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

2.06 Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.07 Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.08 Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

2.09 No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

2.10 Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

REICI Subscription Agreement, Page 3 of 5

ARTICLE III SURVIVAL; INDEMNIFICATION

3.01 Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV MISCELLANEOUS PROVISIONS

4.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02 Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03 Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05 Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.06 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08 Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

4.09 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Company, REI Capital Income LLC 970 Summer Street, Stamford, CT 06905, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

REICI Subscription Agreement, Page 4 of 5

This Bondholder Subscription Agreement is made and dated as of                 , 2022, by and between REI Capital Income LLC, a Delaware Limited Liability Corporation and the undersigned Subscriber.

Please Note:

If this subscription is by a corporation, partnership, limited liability company, association, joint stock company, trust, or unincorporated organization, please notify the Company to receive the appropriate Subscriber Certificate.

CERTIFICATE TO BE GIVEN BY INDIVIDUAL SUBSCRIBER:

Name of individual who is the beneficial owner	Country of citizenship
Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of addresses.
City or town, State Zip Code
Mailing address (If different from above)
City or town, State Zip Code
Mobile phone	Alternate phone
Email address
Total Purchase Price USD$

By:		Date:
Signature of Subscriber

By:	REI Capital Income LLC

/s/ Alan R. Blair
By:	Alan R. Blair, Managing Member of the Company

REICI Subscription Agreement, Page 5 of 5

Exhibit 1A-4

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

REICI BOND (Exhibit 1A-4)

Date:_______________________

EACH BOND WILL HAVE A ONE HUNDRED DOLLAR (USD$100.00) FACE VALUE. THIS BOND SHALL BE MADE EFFECTIVE THE FIRST DAY OF THE NEXT CALENDAR MONTH AFTER THE PURCHASER’S PROCEEDS ARE RECEIVED INTO THE REI CAPITAL INCOME LLC ACCOUNT (THE “EFFECTIVE DATE”). ON THE EFFECTIVE DATE, THIS BOND SHALL BEGIN TO ACCRUE INTEREST.

FOR VALUE RECEIVED, REI CAPITAL INCOME LLC (“REICI” or the “Company”) promises to pay {name} (the “Bondholder”, “Purchaser”, or “Investor”) at the address shown on the signature page hereto, the principal sum of $ {$$$$} Dollars of the United States of America (“U.S.”) with interest paid quarterly in arrears on the unpaid principal balance at the “Coupon Rate” of five and one-half percent (5.5%) interest per annum and a “Pay Rate” of four percent (4%) interest per annum over fifteen (15) years. The difference between the Coupon Rate and the Pay Rate of one and one-half percent (1.5%) interest per annum will accrete to the principal value of the Bond, which amount will earn interest beginning the period following accretion. The terms applicable to the Bond are as follows:

1.	PAY RATE PAYMENTS: The Company shall make interest payments on the original face value of the Bond at the Pay Rate of four percent (4%) per annum. Interest shall be paid quarterly in arrears and shall begin to accrue on the first day of the next calendar month after the Investor’s purchase proceeds are deposited into REICI’s bank account (the “Effective Date”). Payments shall be made quarterly on a calendar basis on the first day of each succeeding quarter for sixty (60) annual quarterly payments over fifteen (15) years.

2.	INTEREST ONLY: Payments are interest only. Interest will be calculated based upon a three hundred sixty (360) day year or twelve (12) equal monthly periods. This Bond is non-amortizing.

3.	ACCRRETION: The difference between the Coupon Rate and the Pay Rate of one and one half percent (1.5%) interest will accrete monthly to the principal value of the Bond, which amount will earn interest beginning the period following accretion. If held to maturity, the Bond will have a total annualized yield of six and four tenths percent (6.4%). A sample REICI Bond Payment and Accretion Schedule is attached as Exhibit A.

4.	DUE DATE: The principal balance of the Bond together with any interest accrued thereon shall be due and payable on the date of the last annual quarterly payment due hereunder.

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

5.	DEFAULT INTEREST: After maturity or failure to make any payment due hereunder, any unpaid principal shall accrue interest at the rate of one percent (1%) per annum over the COUPON Rate of this Bond.

6.	PREPAYMENT: The Company may prepay all or part of the balance owed with all accrued interest under this Bond at any time without penalty.

7.	ALLOCATION OF PAYMENTS: Each payment shall be credited first to any late or accrued Pay Rate interest due, second to current Pay Rate interest due, and third to the outstanding principal owed.

8.	HOLDING PERIOD: A Bondholder may NOT trade or sell this REICI Bond for a period of at least eighteen (18) months from the Effective Date.

9.	TERM: The Term of the Bond shall be fifteen (15) years beginning on the Effective Date.

10.	CURRENCY: All principal and interest payments shall be made in lawful fiat currency of the U.S.

11.	SEVERABILITY: If any clause or any other portion of this Bond shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Bond, all of which shall remain in full force and effect.

12.	INTEGRATION: There are no verbal or other agreements that modify or affect the terms of this Bond. A Bond Purchaser will be an Investor in the Company’s debt. Every Investor shall be a party to and bound by the provisions of this Bond. Pursuant to the Company’s Private Placement Memorandum (the “PPM”) and Subscription agreement, each Investor and each subsequent person who acquires the Bonds from an Investor grants to the Company a power of attorney to, among other things, execute and file documents required for qualifying the Bond for the Portfolio Debt Exemption under and in accordance with the U.S. Internal Revenue Code enforced by the U.S. Internal Revenue Service (“IRS”). In the event the IRS should deny the Company’s qualification for the Portfolio Debt Exemption, the power of attorney grants the Company the authority to make certain amendments to the terms of the Bond, as needed, to conform to IRS eligibility requirements to qualify for the Portfolio Debt Exemption. This power of attorney grants the Company the ability to execute and deliver such other documents as may be necessary or appropriate to carry out the purposes of this Bond.

13.	CONFLICTING TERMS: In the event of any conflict between the terms of this Bond and the terms of any other instruments, securing payment of this Bond, the terms of this Bond shall prevail.

14.	EXECUTION: The Company executes this Bond as a principal and not as a surety. The Company is the sole borrower executing this Bond.

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

15.	COMMERCIAL PROPERTY: The Company represents and warrants that the proceeds received from the Purchaser will be used for commercial lending purposes and not for personal or non-business purposes.

16.	DEFINITIONS: The word Company shall be construed interchangeably with the words REI Capital Income LLC, REICI, Seller, Issuer, Payor and the word Bondholder shall be construed interchangeably with the words Purchaser, Investor, Lender, Creditor, or Payee. In this Bond, singular and plural words shall be construed interchangeably as may be appropriate in the context and circumstances to which such words apply.

17.	ADDITIONAL TERMS AND CONDITIONS: Any accrued interest or interest payable up to the Pay Rate amount shall be paid. The excess of the Coupon Rate Interest over the Pay Rate interest is accreted to the principal of the Bond. If the Bondholder decides to reinvest in additional Bonds, he, she, or it shall do so by filling out a new Subscription Agreement.

18.	TRANSFERABILITY: The Bondholder acknowledges that the Bonds are issued as Digital securitized tokens (“Tokens”) under the terms of the PPM and are securities that have not been and will not be registered under the Securities Act of 1933, as amended, (the “Securities Act”), or the securities laws of any state or other jurisdiction. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT AND ALL APPLICABLE LAWS. Accordingly, the Bondholder acknowledges and accepts that SEC regulations require Bondholders to hold their REICI Bonds for a minimum of forty (40) days. However, REICI is contractually imposing an eighteen (18) month holding period (the “Lockup Period”) before REICI Bonds may be sold or traded. The Company is setting this eighteen (18) month Lockup Period to establish sufficient financial performance and financial reporting for successful trading.

19.	REPRESENTATION OF THE BONDS AS DIGITAL SECURITIZED TOKENS: The terms and conditions of this Bond, including those transfer and eligibility terms and conditions associated with the Securities Laws and Regulation S, are encoded in and are an essential element of the Tokens. Upon full payment of the Bond by the Company, the Tokens representing those Bonds will be cancelled. Upon subsequent transfer of the Bond by the Bondholder, after the end of any transfer restriction period, the Tokens representing the ownership of the Bondholder subscribing to this Bond will be cancelled and reissued to the new Bondholder, such that the terms and conditions of this Bond are unchanged for any subsequent Bondholder.

20.	SECURITY: This Bond, and all similar REICI Bonds, is secured by all the assets of REICI, which will primarily consist of “First Lien” notes, secured by U.S. commercial real estate. First Lien means that loans made by REICI will be collateralized by commercial real estate property or properties, such that there is no other and can be no other claim on the property or properties collateralizing the loan or loans by REICI that are or can be superior to the REICI loan or loans, except for potential claims made by federal, state, or local tax authorities. The Bondholder agrees that the secured interest in the assets of REICI shall benefit all classes of similar REICI Bondholders and shall not provide priority to any single Bondholder over another.

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

By:	REI CAPITAL INCOME, LLC

By:	/s/ Alan R. Blair	970 Summer St.
	Alan R. Blair, MANAGING MEMBER	Stamford, CT 06905 USA

By:
Bondholder – Signature

Name of individual (printed)
Street address
City or town
State or province
Postal code
Country

Exhibit 1A-5

REI Capital Income LLC (“REICI”)

Offering: $100.00 - Fifteen Year - 5.5% Bonds

Purpose and Assumptions:

The following is an example payment and accretion schedule assuming a purchaser were to acquire one hundred (100) REICI fifteen (15) year Bonds at the one hundred dollar ($100) face value, a coupon interest at five and one half percent (5.5%) per annum calculated based on a three hundred sixty (360) day year payable quarterly. A quarterly Pay Rate of 4.0% on the original face value and the 1.5% difference accretes to the principle balance each quarter.

As stated in the Offering Circular Bondholder Accounts, Effective Date is a defined term meaning: The interest payment on REICI Bonds will begin to accrue on the first day of the next calendar month following deposit of an Investor’s subscription funds into REICI’s bank account.

Summarization:
Principal (accreted) due at maturity	$13,461.22

Interest Paid and Accreted Effective Yield:	$	%
Total interest paid	$6,000.00	4.00%
Total interest accreted	3,461.22	2.39%

Total interest earned	$9,461.22	6.39%

REICI Bonds - Payment and Accretion Schedule:
	Quarter	Principal	Interest	Payment	Accreted	Quarter	Principal	Interest	Payment	Accreted
Original purchase value of Bonds at	Effective date	$10,000.00	$-	$-	$-	31	$11,437.48	$156.49	$100.00	$56.49
	1	10,037.50	137.50	100.00	37.50	32	11,494.75	157.27	100.00	57.27
	2	10,075.52	138.02	100.00	38.02	33	11,552.80	158.05	100.00	58.05
	3	10,114.06	138.54	100.00	38.54	34	11,611.65	158.85	100.00	58.85
	4	10,153.13	139.07	100.00	39.07	35	11,671.31	159.66	100.00	59.66
	5	10,192.74	139.61	100.00	39.61	36	11,731.79	160.48	100.00	60.48
	6	10,232.89	140.15	100.00	40.15	37	11,793.10	161.31	100.00	61.31
	7	10,273.59	140.70	100.00	40.70	38	11,855.26	162.16	100.00	62.16
	8	10,314.85	141.26	100.00	41.26	39	11,918.27	163.01	100.00	63.01
	9	10,356.68	141.83	100.00	41.83	40	11,982.15	163.88	100.00	63.88
	10	10,399.08	142.40	100.00	42.40	41	12,046.90	164.75	100.00	64.75
	11	10,442.07	142.99	100.00	42.99	42	12,112.54	165.64	100.00	65.64
	12	10,485.65	143.58	100.00	43.58	43	12,179.09	166.55	100.00	66.55
	13	10,529.83	144.18	100.00	44.18	44	12,246.55	167.46	100.00	67.46
	14	10,574.62	144.79	100.00	44.79	45	12,314.94	168.39	100.00	68.39
	15	10,620.02	145.40	100.00	45.40	46	12,384.27	169.33	100.00	69.33
	16	10,666.05	146.03	100.00	46.03	47	12,454.55	170.28	100.00	70.28
	17	10,712.71	146.66	100.00	46.66	48	12,525.80	171.25	100.00	71.25
	18	10,760.01	147.30	100.00	47.30	49	12,598.03	172.23	100.00	72.23
	19	10,807.96	147.95	100.00	47.95	50	12,671.25	173.22	100.00	73.22
	20	10,856.57	148.61	100.00	48.61	51	12,745.48	174.23	100.00	74.23
	21	10,905.85	149.28	100.00	49.28	52	12,820.73	175.25	100.00	75.25
	22	10,955.81	149.96	100.00	49.96	53	12,897.02	176.29	100.00	76.29
	23	11,006.45	150.64	100.00	50.64	54	12,974.35	177.33	100.00	77.33
	24	11,057.79	151.34	100.00	51.34	55	13,052.75	178.40	100.00	78.40
	25	11,109.83	152.04	100.00	52.04	56	13,132.23	179.48	100.00	79.48
	26	11,162.59	152.76	100.00	52.76	57	13,212.80	180.57	100.00	80.57
	27	11,216.08	153.49	100.00	53.49	58	13,294.48	181.68	100.00	81.68
	28	11,270.30	154.22	100.00	54.22	59	13,377.28	182.80	100.00	82.80
	29	11,325.27	154.97	100.00	54.97	60	13,461.22	183.94	100.00	83.94
	30	11,380.99	155.72	100.00	55.72
						Totals	$13,461.22	$9,461.22	$6,000.00	$3,461.22

Exhibit 1A-6

Exhibit 1A-7

Consent of Independent Auditor

REI Capital Income, LLC

Stamford, Connecticut

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A of our independent auditor’s report dated May 2, 2022, relating to the balance sheets of REI Capital Income, LLC as of December 31, 2021 and 2020, and of the related statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

May 17, 2022

Glen Allen, Virginia